Exhibit 99(a)(1)(A)

INTELLON CORPORATION

OFFER TO EXCHANGE OUTSTANDING STOCK OPTIONS

FOR NEW STOCK OPTIONS OR RESTRICTED STOCK UNITS

DATED APRIL 30, 2009

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ON

MAY 29, 2009 AT 5:00 P.M. EASTERN TIME

UNLESS THE OFFER IS EXTENDED

Intellon Corporation (“Intellon,” the “Company,” “we,” “us” or “our”) is offering to our employees and employees of our subsidiaries, including our executive officers, and our directors (“you”) the right to exchange (the “Option Exchange Program”) all outstanding options to purchase shares of our common stock having an exercise price equal to or greater than $5.50 per share (“Eligible Options”) granted under the Intellon Corporation 2007 Equity Incentive Plan (the “2007 Plan”). Upon surrender of Eligible Options under this Option Exchange Program, you will receive at your election either (i) new non-qualified stock options (“New Options”) at a 1.10-to-one exchange ratio or (ii) stock-settled restricted stock units (“New RSUs”) at a 2.03-to-one exchange ratio. Each New RSU represents the right to receive one share of our common stock at a future date provided certain vesting conditions are met. You may elect whether to exchange your Eligible Options for either New Options or New RSUs. Notwithstanding the foregoing, if you are a resident of China (PRC) and you wish to participate in the Option Exchange Program, you may only elect to receive New Options.

We are making this offer (the “Exchange Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange and in the accompanying forms of letter of transmittal. Grants of New Options and New RSUs will be made on the first trading date after the date we cancel the Eligible Options accepted for exchange (the “replacement grant date”).

If you elect to exchange Eligible Options as described in the Offer to Exchange and if your Eligible Options are accepted for exchange, we will cancel the Eligible Options and you will receive at your election either New Options or New RSUs granted under the 2007 Plan pursuant to a new award agreement between you and us. Some key features of the New Options and New RSUs will include:

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If you elect to exchange Eligible Options for New Options, the number of shares represented by the New Options to be issued to you will be based on a 1.10-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New Options to purchase 1,000 shares of our common stock in exchange. In the alternative, if you instead elect to exchange Eligible Options for New RSUs, the number of shares represented by the New RSUs to be issued to you will be based on a 2.03-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New RSUs representing 541 shares of our common stock in exchange. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares.

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Each New Option or New RSU granted to our employees or our subsidiaries’ employees will vest on a three-and-one-half-year schedule, with 25% of the shares subject to the New Option or New RSU vesting on the six-month anniversary of the replacement grant date, and the remaining unvested portion vesting ratably on a quarterly basis over the succeeding 12 quarters. Each New Option or New RSU granted to our non-employee directors will vest on a two-year schedule, with 50% of the shares subject to the New Option or New RSU vesting on each of the one- and two-year anniversaries of the replacement grant date. Vesting is conditioned upon continued employment, or service as a director, through each applicable vesting date.

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If you elect to exchange Eligible Options for New Options, the exercise price of the New Options will equal the closing sale price of our common stock as reported on the NASDAQ Global Market on the replacement grant date. If you elect to exchange Eligible Options for New RSUs, for each New RSU that vests, one share of our common stock will be delivered to you. You will not have to make any cash payment to us to receive the New RSUs or the common stock to be issued upon vesting of the New RSUs.

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If you elect to exchange Eligible Options for New Options, the New Options will remain exercisable for a maximum term of seven years from the replacement grant date, unless the New Options expire earlier. For instance, New Options may expire earlier in connection with the termination of your employment, or service as a director, with us or one of our subsidiaries. If you elect to exchange Eligible Options for New RSUs, you will receive shares subject to the New RSUs when, if and to the extent the New RSUs vest. After the New RSUs vest, continued employment, or service as a director, is not required to retain the common stock issued upon vesting.

The other terms and conditions of the New Options will be substantially similar to those of the cancelled Eligible Options. Because an RSU is a different type of award than an option, the terms and conditions of the New RSUs necessarily will be different from the cancelled Eligible Options. In particular, the number of shares and the vesting schedule of the New RSUs will be different from the number of shares and the vesting schedule of the exchanged Eligible Options. In addition, the tax treatment of the New RSUs will differ from the tax treatment of the exchanged Eligible Options. The New Options and New RSUs will be issued pursuant to a new option agreement or new RSU agreement, respectively. Our forms of stock option agreement and RSU agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we have country-specific agreements.

In order to receive the New Options or New RSUs, you must still be employed with us or one of our subsidiaries or serving on our board of directors, as applicable, on the replacement grant date. If you are currently an at-will employee, your election to participate in the Option Exchange Program does not in any way change your status as an at-will employee.

We are implementing the Option Exchange Program because a considerable number of our employees, our subsidiaries’ employees and our directors have stock options, whether or not they are currently exercisable, that have exercise prices significantly above our current and recent trading prices. We are offering this Option Exchange Program on a voluntary basis to allow these employees and directors to choose whether to keep their Eligible Options at their current exercise price, or to cancel those “underwater” options for New Options or New RSUs. We determined that a program under which employees could exchange Eligible Options for a lesser number of New Options or New RSUs was most attractive for a number of reasons, including the following:

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Reasonable, Balanced Incentives. Under the Option Exchange Program, participating employees and directors will surrender underwater Eligible Options for a lesser number of New Options or New RSUs with new vesting requirements. We believe the grant of a lesser number of New Options or New RSUs represents a reasonable and balanced exchange for the Eligible Options.

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Restore Retention and Motivation Incentives. Many companies have long used equity awards as a means of attracting, motivating and retaining their employees, while aligning those employees’ interests with those of the stockholders. We continue to believe that equity awards are an important component of total compensation, and that replacing this component with additional cash compensation to remain competitive could have a material adverse effect on our financial position and cash flow from operations. We also believe that in order to have the desired impact on employee and director motivation and retention, the exercise price of our equity awards should not be significantly higher than the current price of our common stock. The failure to address the underwater award issue in the near to medium term will make it more difficult for us to retain key employees. If we cannot retain these employees, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, results of operations and future stock price.

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Overhang Reduction. Not only do the underwater Eligible Options have little or no retention value, they cannot be removed from our equity overhang until they are exercised, or are cancelled due to expiration or the termination of the employee or director. Underwater awards also continue to have considerable compensation expense. The exchange program will reduce our overhang while eliminating the ineffective Eligible Options that are currently outstanding. Under the Option Exchange Program, participating employees and directors will receive New Options or New RSUs covering a lesser number of shares than the number of shares covered by the surrendered Eligible

Options. Because participating employees will receive a lesser number of New Options or New RSUs in exchange for their Eligible Options, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang.

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Reduced Pressure for Additional Grants. If we do not conduct a program in which underwater awards with little or no incentive value may be exchanged for a lesser number of New Options or New RSUs with higher incentive value, we may be forced to issue additional equity awards to our employees at current market prices in order to provide our employees with renewed incentive value. Any such additional awards would increase our overhang as well as our compensation expense, and would also more quickly exhaust our current pool of shares available for future grant.

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Conservation of Equity Pool. Under the Option Exchange Program, Eligible Options originally granted under the 2007 Plan and surrendered in exchange for a lesser number of New Options or New RSUs will return to the pool of shares available for future grant under the 2007 Plan.

You are not required to accept this Exchange Offer. If you hold more than one Eligible Option grant and you tender one Eligible Option grant in this Exchange Offer, you do not need to tender any other Eligible Option grants you may hold. You may not, however, tender an Eligible Option grant for less than all of the shares subject to the Eligible Option.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED AND MAY PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE OPTIONS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

As of April 27, 2009, options to purchase 1,504,195 shares of our common stock, having exercise prices ranging from $5.50 to $6.00 per share, would be eligible for exchange under the proposed Option Exchange Program.

Consummation of the Option Exchange Program is subject to the satisfaction or waiver of the conditions described in Section 6 (“Conditions of the Option Exchange Program”) of this Offer to Exchange. The Option Exchange Program is not conditioned upon a minimum number of Eligible Options being elected for exchange.

Shares of our common stock are quoted on the NASDAQ Global Market under the symbol “ITLN.” On April 27, 2009, the last sale price of our common stock as reported on the NASDAQ Global Market was $2.10 per share. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO EXCHANGE YOUR OPTIONS.

YOU SHOULD DIRECT QUESTIONS ABOUT THE OPTION EXCHANGE PROGRAM OR REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THIS OFFER TO EXCHANGE OR THE FORMS OF LETTER OF TRANSMITTAL TO INTELLON PAYROLL/STOCK ADMINISTRATION BY EMAIL AT STOCKADMINISTRATOR@INTELLON.COM, OR BY TELEPHONE AT (352) 237-7416 ext. 1186.

IMPORTANT

If you wish to exchange your Eligible Options, depending on your election, you must complete and sign either (i) the accompanying letter of transmittal to tender Eligible Options for New Options or (ii) the accompanying letter of transmittal to tender Eligible Options for New RSUs, in accordance with the instructions in the respective letter of transmittal. You must then send the completed and signed letter of transmittal and any other required documents to Intellon Payroll/Stock Administration by one of the following means:

(i) by facsimile at: (352) 237-7616;

(ii) by mail to: Intellon Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482; or

(iii) by e-mailing a scanned or pdf copy to: stockadministrator@intellon.com.

The Option Exchange Program is only available to employees and directors of Intellon and its subsidiaries. We are not aware of any jurisdiction where the implementation of the Option Exchange Program violates applicable law. If we become aware of any jurisdiction where the implementation of the Option Exchange Program violates applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Option Exchange Program will not be made available to, nor will elections to exchange Eligible Options be accepted from, or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE OPTIONS PURSUANT TO THE OPTION EXCHANGE PROGRAM. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OPTION EXCHANGE PROGRAM OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE ACCOMPANYING FORMS OF LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Neither the SEC nor any state, local or foreign securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in this Offer to Exchange. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Summary Term Sheet:

General Questions About the Option Exchange Program		1
Specific Questions About the Exchanged Options		5
Specific Questions About the New Options and New RSUs		6

Risk Factors Related to the Option Exchange Program		9

Introduction

The Option Exchange Program:

1.	Number of Options; Expiration Date	15
2.	Purpose of the Option Exchange Program	16
3.	Procedures for Participating in the Option Exchange Program	17
4.	Withdrawal Rights	18
5.	Acceptance of Options for Exchange and Issuance of New Options and New RSUs	18
6.	Conditions of the Option Exchange Program	19
7.	Price Range of Common Stock Underlying the Eligible Options	20
8.	Source and Amount of Consideration; Terms of New Options and New RSUs	21
9.	Information Concerning Intellon	23
10.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Eligible Options	24
11.	Status of Options Acquired By Us in the Option Exchange Program; Accounting Consequences of the Option Exchange Program	25
12.	Legal Matters; Regulatory Approvals	26
13.	Material Income Tax Consequences	26
14.	Extension of the Option Exchange Program; Termination; Amendment	27

Schedule A – A Guide to Issues for Non-U.S. Employees: Canada		A-1
Schedule B – A Guide to Issues for Non-U.S. Employees: People’s Republic of China		B-1
Schedule C – A Guide to Issues for Non-U.S. Employees: Germany		C-1
Schedule D – A Guide to Issues for Non-U.S. Employees: Taiwan		D-1
Schedule E – A Guide to Issues for Non-U.S. Employees: United Kingdom		E-1

Attachments:	Form of Letter of Transmittal Pursuant to the Offer to Exchange Dated April 30, 2009 to Tender Certain Options to Purchase Shares of Common Stock for Replacement Options
Form of Letter of Transmittal Pursuant to the Offer to Exchange Dated April 30, 2009 to Tender Certain Options to Purchase Shares of Common Stock for Restricted Stock Units
Form of Notice of Withdrawal

SUMMARY TERM SHEET

The following section answers some of the questions that you may have about the Option Exchange Program. However, it is only a summary, and you should carefully read the remainder of this Offer to Exchange and the accompanying forms of letter of transmittal because the information in this summary is not complete and because there is additional important information in the remainder of this Offer to Exchange and the forms of letter of transmittal.

GENERAL QUESTIONS ABOUT THE OPTION EXCHANGE PROGRAM

1.	WHAT SECURITIES ARE WE OFFERING TO EXCHANGE?

We are offering to our employees and employees of our subsidiaries, including our executive officers, and our directors the right to exchange all outstanding options to purchase shares of Intellon common stock having an exercise price equal to or greater than $5.50 per share granted under the 2007 Plan. You may elect whether to exchange your Eligible Options for either New Options or New RSUs. Notwithstanding the foregoing, if you are a resident of China (PRC) and you wish to participate in the Option Exchange Program, you may only elect to receive New Options.

We will grant the New Options and New RSUs under the 2007 Plan as non-qualified stock options and stock-settled RSUs, respectively.

2.	WHY IS INTELLON IMPLEMENTING THE OPTION EXCHANGE PROGRAM?

We are implementing the Option Exchange Program because a considerable number of our employees, our subsidiaries’ employees and our directors have stock options, whether or not they are currently exercisable, that have exercise prices significantly above our current and recent trading prices. We are offering this program on a voluntary basis to allow these employees and directors to choose whether to keep their Eligible Options at their current exercise prices, or to cancel those options for New Options or New RSUs.

Grants of New Options and New RSUs will be made on the first trading day after the Expiration Date of the Option Exchange Program (the “replacement grant date”). The term “Expiration Date” means 5:00 p.m. Eastern Time on May 29, 2009, unless and until we, in our sole discretion, have extended the period of time during which the Offer to Exchange will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer to Exchange, as so extended, expires.

We are implementing the Option Exchange Program to provide employees and directors with the opportunity to hold equity of Intellon that over time may have a greater potential to increase in value, which we hope will create better performance incentives for our employees and directors and will maximize the value of our common stock for our stockholders. While we hope that this program will improve the current “underwater” options issue, this cannot be guaranteed in light of the ever-present risks associated with a volatile and unpredictable stock market.

3.	WHO IS ELIGIBLE TO PARTICIPATE?

Any current employee or director of Intellon or one of its subsidiaries who holds stock options issued under the 2007 Plan with an exercise price of $5.50 or above is eligible to participate in the Option Exchange Program. As of April 27, 2009, there were outstanding Eligible Options to purchase 1,504,195 shares of our common stock held by 99 employees and directors having exercise prices ranging between $5.50 and $6.00 per share.

4.	ARE FOREIGN EMPLOYEES ELIGIBLE TO PARTICIPATE?

Yes, all of our current employees and employees of our subsidiaries, including foreign employees, holding stock options issued under the 2007 Plan with an exercise price of $5.50 or above are eligible to participate in the Option Exchange Program. However, if you are a resident of China (PRC), if you elect to participate in the Option Exchange Program, you may receive only New Options, not New RSUs, in exchange for your cancelled Eligible Options.

5.	HOW DOES THE OPTION EXCHANGE PROGRAM WORK?

To participate in the Option Exchange Program, you must make a voluntary election to cancel your Eligible Options in exchange for either (i) New Options at a 1.10-to-one exchange ratio or (ii) New RSUs at a 2.03-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will at your election either receive (i) New Options to purchase 1,000 shares of our common stock or (ii) New RSUs representing 541 shares of our common stock in exchange. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares. The New Options or New RSUs will be granted on the replacement grant date. This election will become IRREVOCABLE at 5:00 P.M. EASTERN TIME ON MAY 29, 2009.

You have the right to withdraw the options you have elected to exchange at anytime before 5:00 p.m. Eastern Time on May 29, 2009. If we extend the time during which you may elect to participate in the Option Exchange Program, you have the right to withdraw these options at any time until the extended period expires. In addition, if we do not accept your Eligible Options for exchange before June 25, 2009, the 40th business day from the commencement of this Exchange Offer, you may withdraw the Eligible Options you have elected to exchange any time after June 25, 2009.

Each New Option or New RSU granted to our employees or our subsidiaries’ employees will vest on a three-and-one-half-year schedule, with 25% of the shares subject to the New Option or New RSU vesting on the six-month anniversary of the replacement grant date, and the remaining unvested portion vesting ratably on a quarterly basis over the succeeding 12 quarters. Each New Option or New RSU granted to our non-employee directors will vest on a two-year schedule, with 50% of the shares subject to the New Option or New RSU vesting on each of the one- and two-year anniversaries of the replacement grant date. Vesting is conditioned upon continued employment, or service as a director, through each applicable vesting date.

If you elect to exchange Eligible Options for New Options, the exercise price of the New Options will equal the closing market price of our common stock as reported on the NASDAQ Global Market on the replacement grant date. Each New Option will remain exercisable for a maximum term of seven years from the replacement grant date, unless the New Option expires earlier. For instance, a New Option may expire earlier in connection with termination of your employment, or service as a director, with us or one of our subsidiaries.

If you elect to exchange Eligible Options for New RSUs, for each New RSU that vests, one share of our common stock will be delivered to you. You will not have to make any cash payment to us to receive the New RSUs or the common stock to be issued upon vesting of the New RSUs. With respect to any vested RSUs, continued employment, or service as a director, is not required to retain the common stock issued upon vesting.

Except for the new exercise price, new number of shares, new term, and change in vesting, the terms and conditions of the New Options will be substantially the same as the cancelled Eligible Options. Because an RSU is a different type of award than an option, the terms and conditions of the New RSUs necessarily will be different from the cancelled Eligible Options. In particular, the number of shares and the vesting schedule of the New RSUs will be different from the number of shares and the vesting schedule of the exchanged Eligible Options. In addition, the tax treatment of the New RSUs will differ significantly from the tax treatment of the exchanged Eligible Options. Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange, as well as Schedules A-E attached hereto if you are a tax resident outside of the United States, for further details.

6.	WHAT MUST I DO TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM?

To participate, you must complete, sign and return to Intellon, depending on your election, either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, each of which is attached at the end of this Offer to Exchange. You must ensure that Intellon Payroll/Stock Administration receives the signed letter of transmittal no later than 5:00 P.M. EASTERN TIME ON MAY 29, 2009. You can return your form to Intellon Payroll/Stock Administration either by email at stockadministrator@intellon.com, by facsimile at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. Intellon Payroll/Stock Administration will send you an e-mail confirmation within three business days of receipt of your letter of transmittal. However, if you submit your letter of transmittal shortly before the specified deadline, you may not receive your confirmation before the deadline.

7.	DOES THE OPTION EXCHANGE PROGRAM EXTEND TO ALL OF INTELLON’S EMPLOYEE EQUITY INCENTIVE PLANS?

No. The Option Exchange Program only extends to options with exercise prices equal to or greater than $5.50 per share granted under the 2007 Plan. The provisions of the 2007 Plan permit our board of directors to authorize an option exchange as described in this Offer to Exchange.

8.	HOW CAN I DETERMINE WHETHER AN OPTION WAS GRANTED UNDER THE 2007 PLAN?

All options granted by Intellon on or after December 13, 2007 were granted under the 2007 Plan, and all options granted prior to December 13, 2007 were granted under equity plans other than the 2007 Plan.

9.	WHY ARE ONLY ELIGIBLE OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR GREATER THAN $5.50 PER SHARE ELIGIBLE FOR EXCHANGE?

Eligible Options with an exercise price less than $5.50 per share but greater than our current trading price are only moderately out-of-the-money. We believe that Eligible Options that are only moderately out-of-the-money continue to provide valuable incentives for employees. We set the $5.50 “floor” to provide significant benefits to employees while continuing to be mindful of the interests of our stockholders.

10.	WHY CAN’T I JUST BE GRANTED ADDITIONAL NEW OPTIONS OR RSUs?

Because of the large number of options currently outstanding, a grant of additional options or RSUs could potentially have a severe negative impact on our dilution, outstanding shares and earnings per share. In addition, we have a limited number of shares available for future issuance under the 2007 Plan, and we must conserve our currently available shares for new employees and ongoing grants. Although the 2007 Plan provides for annual increases in the number of shares available for grant under the plan, as of April 27, 2009, only 655,206 shares of our common stock were available for grant.

11.	IF I DECIDE TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, WHAT WILL HAPPEN TO MY CURRENT OPTIONS?

If you elect to participate in the Option Exchange Program, the Eligible Options you have elected to exchange will be cancelled after 5:00 P.M. EASTERN TIME ON MAY 29, 2009.

12.	WHAT IS THE DEADLINE TO ELECT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, AND HOW DO I SO ELECT?

The deadline to elect to participate in the Option Exchange Program is 5:00 P.M. EASTERN TIME on May 29, 2009, unless we extend it. This means that Intellon Payroll/Stock Administration must have received your letter of transmittal and any other required documents before that time. You may deliver your completed letter of transmittal to Intellon Payroll/Stock Administration by facsimile, by mail or by e-mailing a scanned or pdf copy. HOWEVER, THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

We may, in our discretion, extend the deadline to participate in the Option Exchange Program at any time, but we cannot assure you that the Option Exchange Program will be extended or, if it is extended, for how long. If we extend the deadline to elect to participate in the Option Exchange Program, we will make an announcement of the extension no later than 9:00 a.m. Eastern time on the next business day following the previously scheduled expiration date. If we extend the deadline beyond that time, you must deliver these documents before the extended expiration date.

We reserve the right to reject any or all options elected for exchange that we determine are not in the appropriate form or that we determine are unlawful to accept. Otherwise, we will accept for exchange those Eligible Options for which you have made a proper and timely election that is not withdrawn. Subject to our rights to extend, terminate, supplement and amend the Option Exchange Program, we currently expect that we will accept all such Eligible Options elected for exchange promptly after the Expiration Date.

13.	WHAT WILL HAPPEN IF I DO NOT SUBMIT A LETTER OF TRANSMITTAL OR INTELLON PAYROLL/STOCK ADMINISTRATION DOES NOT RECEIVE MY LETTER OF TRANSMITTAL BY THE DEADLINE?

If you do not submit a letter of transmittal or Intellon Payroll/Stock Administration does not receive your letter of transmittal by the deadline, then you will not participate in the Option Exchange Program, and all stock options you currently hold will remain unchanged with their original exercise price and original terms. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

14.	DURING WHAT PERIOD OF TIME MAY I WITHDRAW A PREVIOUS ELECTION TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM?

You may withdraw your election to participate in the Option Exchange Program at any time before 5:00 P.M. EASTERN TIME ON MAY 29, 2009. If we extend the Option Exchange Program beyond that time, you may withdraw your Eligible Options elected for exchange at any time until the expiration of the extended deadline. To withdraw an election to exchange Eligible Options, you must deliver to Intellon Payroll/Stock Administration a written notice of withdrawal, by facsimile, by mail or by e-mailing a scanned or pdf copy, with the required information prior to 5:00 P.M. EASTERN TIME ON MAY 29, 2009. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. Once you have withdrawn Eligible Options, you may re-elect to exchange such Eligible Options only by again following the election procedure described in the answer to Question 6.

15.	WHEN WILL THE OPTIONS THAT I ELECT TO EXCHANGE BE REMOVED FROM AST’s WEBSITE?

After you submit your letter of transmittal, the Eligible Options that you have elected to exchange will continue to appear in the website maintained by our stock plan administrator, AST Equity Plan Solutions (“AST”) until the effective date of cancellation. If you attempt to exercise such Eligible Options through AST during that period without first withdrawing your election, Intellon Payroll/Stock Administration will block the transaction, and you will be responsible for any resulting costs and liabilities.

16.	IS THERE ANY TAX CONSEQUENCE TO MY PARTICIPATION IN THE OPTION EXCHANGE PROGRAM?

If you are an employee of ours subject to tax in the United States, the tax aspects of the New Options will be the same as any other non-qualified stock option grant, and the tax aspects of the New RSUs will be the same as any other stock-settled RSU grant. If you exchange your Eligible Options for New Options or New RSUs, you generally will not be required under current law to recognize income for United States federal income tax purposes at the time of the exchange or at the date of grant of the New Options or New RSUs. However, you normally will have taxable income when (i) you exercise the New Options or (ii) shares are issued to you for vested New RSUs. At that time, unless you are a non-employee director, you will be subject to withholding of income and employment taxes, and we will require you to make arrangements to satisfy this withholding obligation in the manner specified in your option agreement or RSU agreement, as applicable. You also may have taxable capital gain when you sell the shares underlying your New Options or New RSUs.

Please note that the tax treatment of RSUs differs from the tax treatment of options. As a result, if you participate in the Option Exchange Program and are issued New RSUs under the 2007 Plan, your tax liability could be higher than if you had kept your Eligible Options. Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange, as well as Schedules A-E attached hereto if you are a tax resident outside of the United States, for further information.

If you participate in the Exchange Offer and are subject to tax in Canada, China (PRC), Germany, Taiwan or the United Kingdom, please refer to Schedules A through E of this Offer to Exchange for a description of the tax and social insurance consequences and other restrictions that may apply to you. Please read the applicable Schedules carefully. The tax and social insurance consequences and restrictions may differ significantly depending on your location. For example, as described in Schedule A of this Offer to Exchange, if you are a resident of Canada and you elect to receive New Options, you likely will not be subject to tax on the exchange under Canadian tax law.

However, if you elect to exchange Eligible Options for New RSUs, you will be required to recognize income for Canadian income tax purposes on the exchange.

You should consult your own tax advisor with respect to the federal, state and local or foreign tax consequences of participating in the Option Exchange Program.

17.	HOW SHOULD I DECIDE WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM?

We understand that the decision whether or not to participate in the Option Exchange Program will be a challenging one. The program does carry considerable risk, and there are no guarantees of our future stock performance. So, the decision to participate in the Option Exchange Program must be each individual’s personal decision, and it will depend largely on each individual’s assumptions about the future overall economic environment, the performance of the overall market and companies in our sector, and our own business and stock price. For questions regarding personal tax implications or other investment-related questions, you should talk to your legal counsel, accountant, and/or tax or financial advisor.

18.	CAN YOU GIVE ME SOME EXAMPLES TO ASSIST ME IN MY DECISION REGARDING WHETHER OR NOT TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM?

Please bear in mind that the following examples are for illustrative purposes only and are purely hypothetical. These are not forecasts or projections regarding the future market price of our common stock. You should not rely on these hypothetical stock prices in making any decision as to whether or not to exchange your Eligible Options. Our common stock price could rise or fall, and your situation may differ significantly from these examples. We strongly encourage you to talk to your legal counsel, accountant, and/or tax or financial advisor before deciding whether or not to participate in the Option Exchange Program.

For purposes of all of the examples below, we will assume that you currently hold an Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share that was granted to you on February 26, 2008. Your Eligible Option vested with respect to 25% of the underlying shares on February 26, 2009, with the remainder of the shares vesting quarterly at the end of each three (3) calendar month period thereafter over the succeeding three (3) years.

Example No. 1 – Small increase in Intellon’s stock price by end of vesting period of New Options and New RSUs

Assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date and that our stock price increases to $3.50 per share by the three-and-one-half year anniversary of the replacement grant date when the New Options or New RSUs would fully vest. In addition, assume that our stock price never exceeds $5.69 per share during this period. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. If you were to elect to exercise your New Options in full and sell the underlying 1,000 shares for $3.50 per share on the date the New Option fully vested, you would have recognized a pre-tax gain of $1,000 (1,000 x $3.50 – 1,000 x $2.50).

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. If you were to elect to sell the 541 shares of common stock that you would have upon full vesting of the New RSU, you would have recognized a pre-tax gain of $1,893.50 (541 x $3.50).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. Because our stock price never exceeded the exercise price of your Eligible Option during the time period covered by this example, you would have most likely not exercised your underwater Eligible Option (doing so would have resulted in a pre-tax loss) and you would need to wait until our stock price exceeds the exercise price of your Eligible Option for you to recognize a pre-tax gain, which may or may not occur.

Example No. 2 – Moderate increase in Intellon’s stock price by end of vesting period of New Options and New RSUs

Assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date and that our stock price increases to $5.50 per share by the three-and-one-half year anniversary of the replacement grant date when the New Options or New RSUs would fully vest. In addition, assume that our stock price never exceeds $5.69 per share during this period. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. If you were to elect to exercise your New Options in full and sell the underlying 1,000 shares for $5.50 per share on the date the New Option fully vested, you would have recognized a pre-tax gain of $3,000 (1,000 x $5.50 – 1,000 x $2.50).

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. If you were to elect to sell the 541 shares of common stock that you would have upon full vesting of the New RSUs, you would have recognized a pre-tax gain of $2,975.50 (541 x $5.50).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. Because our stock price never exceeded the exercise price of your Eligible Option during the time period covered by this example, you would have most likely not exercised your underwater Eligible Option (doing so would have resulted in a pre-tax loss) and you would need to wait until our stock price exceeds the exercise price of your Eligible Option for you to recognize a pre-tax gain, which may or may not occur.

Example No. 3 – Significant increase in Intellon’s stock price by end of vesting period of New Options and New RSUs

Assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date and that our stock price increases to $12.50 per share by the three-and-one-half year anniversary of the replacement grant date when the New Options or New RSUs would fully vest. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. If you were to elect to exercise your New Options in full and sell the underlying 1,000 shares for $12.50 per share on the date the New Option fully vested, you would have recognized a pre-tax gain of $10,000 (1,000 x $12.50 – 1,000 x $2.50).

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. If you were to elect to sell the 541 shares of common stock that you would have upon full vesting of the New RSUs, you would have recognized a pre-tax gain of $6,762.50 (541 x $12.50).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. If you were to exercise your Eligible Option in full and sell the underlying 1,100 shares for $12.50 per share, would have recognized a pre-tax gain of $7,491 (1,100 x $12.50 – 1,100 x $5.69).

Example No. 4 – Decrease in Intellon’s stock price between the replacement grant date and the end of vesting period of New Options and New RSUs

Assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date and that our stock price decreases to $2.00 per share by the three-and-one-half year anniversary of the replacement grant date when the New Options or New RSUs would fully vest. In addition, assume that our stock price never exceeds $2.50 per share after the six-month anniversary of the replacement grant date when the New Options and New RSUs first become partially vested. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. Because our stock price never exceeded the exercise price of your New Options when your New Options first became vested and exercisable and for the duration of the time period covered by this example, you would have most likely not exercised your underwater New Options (doing so would have resulted in a pre-tax loss) and you would need to wait until our stock price exceeds the exercise price of your New Options for you to recognize a pre-tax gain, which may or may not occur.

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. If you were to elect to sell the 541 shares of common stock that you would have upon full vesting of the New RSUs, you would have recognized a pre-tax gain of $1,082 (541 x $2.00).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. Because our stock price never exceeded the exercise price of your Eligible Option during the time period covered by this example, you would have most likely not exercised your underwater Eligible Option (doing so would have resulted in a pre-tax loss) and you would need to wait until our stock price exceeds the exercise price of your Eligible Option for you to recognize a pre-tax gain, which may or may not occur.

In the above four examples, we have assumed that you would sell your Eligible Option, New Options or New RSUs at the end of the vesting period for the New Options and New RSUs. However, these examples do not account for the fact that if you elect to participate in the Option Exchange Program, your New Options or New RSUs will have a new vesting schedule, whereas you may already be partially vested with respect to your Eligible Options. The next two examples illustrate scenarios in which exchanging your partially vested Eligible Option for New Options or New RSUs with a new vesting schedule would have an adverse effect on you.

Example No. 5 – Significant increase in Intellon’s stock price and you depart from Intellon prior to completion of vesting period of New Options and New RSUs

In this example, assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date of June 1, 2009, that our stock price increases to $12.50 per share by March 1, 2010, and that you depart from Intellon and sell all of your vested equity on that date. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. On March 1, 2010, you would have been vested with respect to 312 of the shares underlying your New Options. If you were to elect to exercise your New Options to the extent possible and sell the 312 vested shares for $12.50 per share, you would have recognized a pre-tax gain of $3,120 (312 x $12.50 – 312 x $2.50).

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. On March 1, 2010, you would have been vested with respect to 169 of the shares underlying your New RSUs. If you were to elect to sell these 169 shares of common stock for $12.50 per share, you would have recognized a pre-tax gain of $2,112.50 (169 x $12.50).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. On March 1, 2010, you would have been vested with respect to 550 of the shares underlying your Eligible Options. If you were to elect to exercise your Eligible Options to the extent possible and sell the 550 vested shares for $12.50 per share, would have recognized a pre-tax gain of $3,745.50 (550 x $12.50 – 550 x $5.69).

Example No. 6 – Significant increase in Intellon’s stock price followed by significant decrease in Intellon’s stock price

In this example, assume the closing sale price of our common stock on the NASDAQ Global Market is $2.50 per share on the replacement grant date of June 1, 2009, that our stock price increases to $8.50 per share by September 1, 2009, but decreases back to $2.50 per share by November 29, 2009, remains below $2.50 per share from that point forward and is $2.00 per share by the three-and-one-half year anniversary of the replacement grant date when the New Options or New RSUs would fully vest. The impact of your decision to receive New Options or New RSUs or not participate in the Option Exchange Program would be as follows:

•

Election to receive New Options – you would have received New Options to purchase 1,000 shares of our common stock having an exercise price of $2.50 per share. Because our stock price never exceeded the exercise price of your New Options when your New Options first became vested and exercisable and for the duration of the time period covered by this example, you would have most likely not exercised your underwater New Options (doing so would have resulted in a pre-tax loss) and you would need to wait until our stock price exceeds the exercise price of your New Options for you to recognize a pre-tax gain, which may or may not occur.

•

Election to receive New RSUs – you would have received New RSUs representing 541 shares of our common stock. If you were to elect to sell the 541 shares of common stock that you would have upon full vesting of the New RSUs, you would have recognized a pre-tax gain of $1,082 (541 x $2.00).

•

Election to not participate in the Option Exchange Program – you would have retained your Eligible Option to purchase 1,100 shares of our common stock with an exercise price of $5.69 per share. On September 1, 2009, you would have been vested with respect to 412 of the shares underlying your Eligible Options. If you had elected to exercise your Eligible Options to the extent possible on September 1, 2009 and sold the 412 vested shares for $8.50 per share, would have recognized a pre-tax gain of $1,157.72 (412 x $8.50 – 412 x $5.69).

19.	WHAT DO WE AND OUR BOARD OF DIRECTORS THINK OF THE OPTION EXCHANGE PROGRAM?

Although our board of directors has approved the Option Exchange Program, neither we nor our board of directors make any recommendation as to whether you should elect to participate in the Option Exchange Program. Our executive officers and members of our board of directors are eligible to participate in the Option Exchange Program.

SPECIFIC QUESTIONS ABOUT THE EXCHANGED OPTIONS

20.	WHICH OPTIONS CAN BE EXCHANGED?

Only options issued under the 2007 Plan that have an exercise price equal to or above $5.50 per share may be tendered for exchange in connection with the Option Exchange Program.

21.	CAN I TENDER OPTIONS THAT I HAVE ALREADY EXERCISED?

No. The Option Exchange Program only pertains to options, and does not apply in any way to shares purchased upon the exercise of options. If you have exercised an option grant in its entirety, that option is no longer outstanding and is therefore not subject to inclusion in the Option Exchange Program. However, if you have exercised an Eligible Option grant in part, the remaining outstanding unexercised portion of the Eligible Option grant is subject to inclusion in the Option Exchange Program and may be tendered for exchange and cancellation.

22.	CAN I EXCHANGE AN ELIGIBLE OPTION GRANT ONLY AS TO CERTAIN SHARES?

No. You cannot partially exchange an outstanding Eligible Option grant. By way of example, if you have two unexercised Eligible Option grants, one for 1,000 shares and the other for 500 shares, you could elect to exchange both, either or neither of these grants. However, you could not elect to exchange just 500 shares of the 1,000 share grant, or any other partial exchange of either option grant. Likewise, if an Eligible Option grant is partially vested and partially unvested, you cannot choose to cancel only the unvested portion.

23.	CAN I EXCHANGE AN ELIGIBLE OPTION GRANT FOR A COMBINATION OF NEW OPTIONS AND NEW RSUs?

No. You may elect only one form of exchange (either New Option or New RSU). For example, if you elect to surrender your Eligible Option to purchase 1,100 shares of our common stock, you can elect to receive either New Options to purchase 1,000 shares of our common stock or New RSUs representing 541 shares of our common stock in exchange. You cannot elect to receive both New Options to purchase 500 shares of our common stock and New RSUs representing 270 shares of our common stock. Under no circumstance may you obtain a combination of New Options and New RSUs in exchange for your Eligible Options.

24.	IF I CHOOSE TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM, WHAT WILL HAPPEN TO MY OPTIONS THAT WILL BE EXCHANGED?

If you elect to participate in the Option Exchange Program, then at 5:00 P.M. EASTERN TIME ON MAY 29, 2009, we will cancel all of your outstanding Eligible Options with an exercise price equal to or above $5.50 per share that you have elected to exchange.

25.	WILL THE ELIGIBLE OPTIONS EXCHANGED BE RETURNED TO THE POOL OF SHARES AVAILABLE FOR FUTURE GRANT UNDER THE 2007 PLAN?

Yes. The shares of common stock subject to those Eligible Options exchanged pursuant to the Option Exchange Program will be returned to the pool of shares available for grant under the 2007 Plan.

SPECIFIC QUESTIONS ABOUT THE NEW OPTIONS AND NEW RSUs

26.	WHAT WILL BE THE SHARE AMOUNT OF THE NEW OPTIONS OR NEW RSUs?

If you elect to exchange Eligible Options for New Options, the number of shares represented by the New Options to be issued to you in exchange for the cancelled Eligible Options will be based on a 1.10-to-one exchange ratio. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New Options to purchase 1,000 shares of our common stock in exchange.

In the alternative, if you elect to exchange Eligible Options for New RSUs, the number of shares represented by the New RSUs to be issued to you in exchange for the cancelled Eligible Options will be based on a 2.03-to-one exchange ratio. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New RSUs representing 541 shares of our common stock in exchange.

No New Options or New RSUs representing fractional shares will be issued to you in exchange for the cancelled Eligible Options. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares.

27.	WHY ISN’T THE EXCHANGE RATIO SIMPLY A ONE-TO-ONE RATIO WITH MY ELIGIBLE OPTIONS?

We believe the exchange ratio must balance the interests of our employees, our subsidiaries’ employees and our directors, as well as our stockholders. Therefore, in order to make the program fair, we have designed it to be approximately “value for value.” This means that, in the aggregate, the value of the Eligible Options being exchanged will be approximately the same as the value of the New Options or New RSUs to be granted. This requires that more stock options be surrendered than new equity received in the exchange. The exchange formula was determined with advice from third-party compensation consultants and on the basis of valuations under the Black-Scholes valuation model (a widely used derivative securities pricing model).

28.	WHY ISN’T THE EXCHANGE RATIO THE SAME FOR NEW OPTIONS AND NEW RSUs?

As described above, we have designed the Option Exchange Program so that, in the aggregate, the value of the Eligible Options being exchanged will be approximately the same as the value of the New Options or New RSUs to be granted. Because RSUs don’t have an exercise price, an RSU is worth the full value of the underlying share price. In contrast, the value of a stock option is limited to the difference between the future share price and the exercise price. Therefore, when an RSU is awarded, fewer shares need to be issued, in comparison to a stock option, in order to achieve a similar long term equity incentive value on the grant date. As a result, we would issue more New Options than New RSUs upon surrender of Eligible Options so that, regardless of whether the optionee chooses to receive New Options or New RSUs, the value of the new equity award would be approximately the same on the replacement grant date.

29.	WHAT WILL BE THE VESTING SCHEDULE OF THE NEW OPTIONS AND NEW RSUs?

Each New Option or New RSU granted to our employees or our subsidiaries’ employees will vest on a three-and-one-half-year schedule, with 25% of the shares subject to the New Option or New RSU vesting on the six-month anniversary of the replacement grant date, and the remaining unvested portion vesting ratably on a quarterly basis over the succeeding 12 quarters. Each New Option or New RSU granted to our non-employee directors will vest on a two-year schedule, with 50% of the shares subject to the New Option or New RSU vesting on each of the one- and two-year anniversaries of the replacement grant date. Vesting is conditioned upon continued employment, or service as a director, through each applicable vesting date.

30.	WHAT WILL BE THE EXERCISE PRICE OF THE NEW OPTIONS?

The exercise price of the New Options will equal the closing sale price of our common stock as reported on the NASDAQ Global Market on the replacement grant date.

31.	DO I HAVE TO PAY FOR THE NEW RESTRICTED STOCK UNITS?

No. For purposes of this Option Exchange Program, the purchase price of each New RSU will be the par value of our common stock, and the par value will be deemed paid by your past services rendered (although the grants are not considered earned by you on the replacement grant date as they are subject to vesting requirements). As a result, you will not have to make any cash payment to us to receive your New RSUs or the common stock to be issued upon vesting of the New RSUs.

32.	WHAT WILL BE THE TERM OF THE NEW OPTIONS?

The New Options will remain exercisable for a maximum term of seven years from the replacement grant date. However, just as with the Eligible Options, New Options may expire earlier than the maximum term. For instance, New Options may expire earlier in connection with the termination of your employment, or service as a director, with us or one of our subsidiaries.

33.	DO THE NEW RSUs HAVE A TERM?

No. If you hold New RSUs, you will receive the shares subject to the RSUs when, if and to the extent the RSUs vest. Continued employment, or service as a director, is not required to retain the shares of our common stock issued upon vesting. Once you have been issued the vested shares, you will have all of the rights and privileges of a stockholder with respect to those shares.

34.	IF I AM GRANTED NEW OPTIONS, WILL THE OTHER TERMS AND CONDITIONS OF THE NEW OPTIONS BE THE SAME AS THE EXCHANGED ELIGIBLE OPTIONS?

Except for the new exercise price, new number of shares, change in vesting, and change in term, the terms and conditions of the New Options will be substantially the same as the exchanged Eligible Options. The New Options will be granted under the 2007 Plan and will be subject to an option agreement. Our forms of stock option agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we have country-specific agreements.

35.	IF I AM GRANTED NEW RSUs, WILL THE TERMS AND CONDITIONS OF THE NEW RSUs BE THE SAME AS THE EXCHANGED ELIGIBLE OPTIONS?

An RSU is a different type of award than an option. Therefore, the terms and conditions of the New RSUs necessarily will be different from the exchanged Eligible Options. The New RSUs will be granted under the 2007 Plan and will be subject to an RSU agreement. Our forms of RSU agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we have country-specific agreements.

In particular, the number of shares and the vesting schedule of the New RSUs will be different from the number of shares and the vesting schedule of the exchanged Eligible Options. In addition, the tax treatment of the New RSUs will differ from the tax treatment of the exchanged Eligible Options. Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange, as well as Schedules A-E attached hereto if you are a tax resident outside of the United States, for further details.

36.	WHEN WILL WE GRANT THE NEW OPTIONS AND NEW RSUs?

We will grant the New Options and New RSUs on the replacement grant date. We currently anticipate that we will cancel Eligible Options elected for exchange on May 29, 2009 and that the replacement grant date of the New Options and New RSUs will be June 1, 2009. However, we, in our discretion, may elect to extend the expiration date of the Exchange Offer, in which case the replacement grant date will be the first trading date after the date we cancel the Eligible Options accepted for exchange. If you are granted New Options, you will be able to exercise your New Options when and if your New Options vest. If you are granted New RSUs, you will receive the shares underlying the vested portion of your New RSUs when and if your New RSUs vest.

37.	WHEN WILL I SEE MY NEW OPTIONS OR NEW RSUs ON THE AST WEBSITE?

All employees can view their stock options at www.astepsdiv.com. We anticipate that you will see your New Options or New RSUs in your account within approximately three weeks of the replacement grant date.

38.	IF I AM GRANTED NEW OPTIONS, DO I NEED TO EXERCISE MY NEW OPTIONS IN ORDER TO RECEIVE SHARES?

Yes. You must exercise your New Options in order to receive the shares subject to the award. Your New Options will not be exercisable until they vest. New Options which do not vest before they are terminated or expire will be forfeited to us. In addition, if you do not exercise your vested New Options while the award is outstanding and exercisable, the unexercised New Options will cease to be exercisable and will be forfeited to us.

39.	IF I AM GRANTED NEW RSUs, DO I NEED TO EXERCISE THE NEW RSUs IN ORDER TO RECEIVE SHARES?

No. Unlike options, which you must exercise before receiving the vested shares subject to the option, you do not need to exercise RSUs in order to receive shares. If your New RSUs vest in accordance with the vesting schedule set forth in your RSU agreement, you automatically will receive the shares subject to the vested portion of the New RSU promptly thereafter. New RSUs that do not vest before they are terminated will be forfeited to us.

40.	WHAT DO I NEED TO DO TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM?

As described in Question 6, to participate, you must complete, sign and return to Intellon, depending on your election, either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, each of which is attached at the end of this Offer to Exchange. You must ensure that Intellon Payroll/Stock Administration receives your letter of transmittal no later than 5:00 P.M. EASTERN TIME ON MAY 29, 2009. You can return your form to Intellon Payroll/Stock Administration either by email at stockadministrator@intellon.com, by facsimile at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. Intellon Payroll/Stock Administration will send you a confirmation within three business days of receipt of your letter of transmittal. However, if you submit your letter of transmittal shortly before the specified deadline, you may not receive your confirmation before the deadline.

RISK FACTORS RELATED TO THE OPTION EXCHANGE PROGRAM

Participation in this Option Exchange Program involves a number of risks. You should carefully read and consider the risks set forth in this section and in the documents incorporated by reference in this Offer to Exchange before deciding whether or not to participate in the Option Exchange Program. If you submit a letter of transmittal indicating your decision to participate in the Option Exchange Program prior to the Expiration Date, you should consider these risks and uncertainties on or just prior to the Expiration Date so that you can determine whether it is appropriate for you to withdraw from participating in the Option Exchange Program.

Risks Related to This Exchange Offer

If the price of our common stock increases after the date on which your Eligible Options are cancelled, your cancelled Eligible Options might be worth more than the New Options or New RSUs you receive in exchange for them.

Because the exchange ratio in this Option Exchange Program is not one-for-one, if our stock price increases in the future to a value above the exercise price of an Eligible Option you surrendered, it is possible that your old Eligible Option would have been more valuable economically than the New Option or New RSU granted pursuant to this Exchange Offer. For example, if you exchange Eligible Options to purchase 1,100 shares at an exercise price of $5.69 per share, depending on your election, you would receive either (i) New Options to purchase 1,000 shares at an exercise price equal the closing sale price of our common stock as reported on the NASDAQ Global Market on the replacement grant date, or (ii) New RSUs representing 541 shares.

Assume, for illustrative purposes only, that the price of our common stock subsequently increases to $20 per share. If you had decided not to participate in the Option Exchange Program, kept your Eligible Options to purchase 1,100 shares of our common stock and exercised and sold the underlying shares at $20 per share, you would have realized pre-tax gain of $15,741.

Now, assume instead that you elected to receive New Options to purchase 1,000 shares, and the exercise price of the New Options is $4.50 per share. If you sold the shares subject to the New Options upon vesting at $20 per share, you would realize only a pre-tax gain of $15,500. In the alternative, assume, you elected to receive New RSUs representing 541 shares. If you sold the 541 shares subject to the New RSUs upon vesting at $20 per share, you would realize a pre-tax gain of $10,820.

The New Options or New RSUs granted to our employees or employees of our subsidiaries will be subject to a new three-and-one-half-year vesting schedule, and the New Options or New RSUs granted to our non-employee directors will be subject to a new two-year vesting schedule. This means that if your employment, or service as a director, with us or one of our subsidiaries terminates during that new vesting period, you might have fewer vested shares than if you had not participated in the Option Exchange Program.

If you elect to participate in the Option Exchange Program, the vesting of the New Options or New RSUs issued to you will be subject to a new three-and-one-half-year vesting schedule if you are an employee or a new two-year vesting schedule if you are a non-employee director. This means that employees will be required to continue working for us or one of our subsidiaries for three-and-one-half years, and non-employee directors will be required to continue providing services to us for two years, after the date on which the New Options or New RSUs are granted in order to be fully vested in the New Options or New RSUs. If your employment or service on our board of directors terminates before your New Options or New RSUs vest, you will forfeit the unvested portion of the New Options or New RSUs, even if your surrendered Eligible Option had been fully vested. You should carefully consider the current vesting of your Eligible Options, compared to the benefit of a lower-priced New Option or New RSU with a longer vesting period.

Your New Options may have a shorter maximum term than your cancelled Eligible Options.

If you participate in the Option Exchange Program and elect to receive New Options in exchange for your Eligible Options, your New Options will remain exercisable for a maximum term of seven years from the replacement grant date. As a result, your New Options may have a shorter maximum term than the cancelled Eligible Options that the New Options replace. In addition, just as with the Eligible Options, New Options may expire earlier than the maximum term. For instance, New Options may expire earlier in connection with the termination of your employment, or service as a director, with us or one of our subsidiaries.

Tax-Related Risks

Tax effects of New Options for United States taxpayers.

If you participate in the Option Exchange Program, are a United States taxpayer, and elect to receive New Options in exchange for your Eligible Options, under current law, you generally will not be required to recognize income for United States federal income tax purposes at the time of the exchange or on the award grant date. However, you generally will have taxable ordinary income when you exercise your vested New Options, at which time Intellon generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your option agreement. You also may have taxable capital gains when you sell the shares underlying the New Options.

Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange for a discussion of the general tax consequences associated with non-qualified stock options.

Tax effects of RSUs for United States taxpayers.

If you participate in the Option Exchange Program, are a United States taxpayer, and elect to receive New RSUs in exchange for your Eligible Options, under current law, you generally will not be required to recognize income for United States federal income tax purposes at the time of the exchange or on the award grant date. However, you generally will have taxable ordinary income when shares are issued to you for your vested New RSUs, at which time Intellon generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your RSU agreement. You also may have taxable capital gains when you sell the shares underlying the New RSUs.

Note that the tax treatment of RSUs differs from the tax treatment of stock options, and, as a result of your participation in this Option Exchange Program, your tax liability could be higher than if you had kept your Eligible Options. For example, assume you exchange Eligible Options to purchase 1,100 shares of our common stock with an exercise price of $5.69 for New RSUs representing 541 shares. If you had retained your Eligible Options and exercised them for $5.69 per share while the fair market value of our common stock was $6.69 per share, you would have recognized ordinary income of $1.00 per share at exercise (for a total of $1,100). If you later sold the shares at $7.69 per share, you would have had capital gain of $1.00 per share (for a total of $1,100), which is the difference between the sale price of $7.69 and the $6.69 fair market value at exercise. If you held the shares more than 12 months, this would be taxed under United States federal tax law at long-term capital gains rates, and if you held the shares for 12 months or less, this would be taxed under United States federal tax law at short-term capital gains rates. If, instead, you had exchanged your Eligible Options for New RSUs, you would recognize ordinary income on the full fair market value of the shares you receive at the time you receive them (i.e., when they vested). For instance, if you vest in 135 New RSUs on a day when the fair market value of our stock is $6.69 per share, you will recognize ordinary income of $903.15 but will have vested in only 25% of the total number of New RSUs. You will recognize additional taxable ordinary income if and when any portion of the remaining 75% of the total number of New RSUs vests. You also will be subject to additional long- or short-term capital gain tax, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the 135 shares at $7.69 per share, you would have a capital gain of $1.00 per share (for a total of $135.00). When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for the New RSUs or the shares thereunder, while, in the example above, you would have paid $5.69 per share of post-tax dollars for the shares subject to your New Options.

Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange for a discussion of the general tax consequences associated with RSUs.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences for participating in this Exchange Offer.

If you are subject to the tax laws of another country or countries, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

If you participate in the Exchange Offer and are subject to tax in Canada, China (PRC), Germany, Taiwan or the United Kingdom, please refer to Schedules A through E of this Offer to Exchange for a description of the tax and social insurance consequences and other restrictions that may apply to you. Please read the applicable Schedules carefully. The tax and social insurance consequences and restrictions may differ significantly depending on your location. For example, as described in Schedule A of this Offer to Exchange, if you are a resident of Canada and you elect to receive New Options, you likely will not be subject to tax on the exchange under Canadian tax law. However, if you elect to exchange Eligible Options for New RSUs, you will be required to recognize income for Canadian income tax purposes on the exchange.

Risks Related to Our Business

You should carefully review the sections entitled “Risk Factors” that are contained in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this Offer to Exchange, before making a decision on whether or not to tender your Eligible Options.

INTRODUCTION

Intellon Corporation is offering to our employees and employees of our subsidiaries, including our executive officers, and our directors the right to exchange (the “Option Exchange Program”) all outstanding options to purchase shares of our common stock having an exercise price equal to or greater than $5.50 per share (“Eligible Options”) granted under the Intellon Corporation 2007 Equity Incentive Plan (the “2007 Plan”). Upon surrender of Eligible Options under this Option Exchange Program, you will receive at your election either (i) new non-qualified stock options (“New Options”) at a 1.10-to-one exchange ratio or (ii) stock-settled restricted stock units (“New RSUs”) at a 2.03-to-one exchange ratio. Each New RSU represents the right to receive one share of our common stock at a future date provided certain vesting conditions are met. You may elect whether to exchange your Eligible Options for either New Options or New RSUs. Notwithstanding the foregoing, if you are a resident of China (PRC) and you wish to participate in the Option Exchange Program, you may only elect to receive New Options.

We are making this offer (the “Exchange Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange and in the accompanying forms of letter of transmittal. Grants of New Options and New RSUs will be made on the first trading date after the date we cancel the Eligible Options accepted for exchange (the “replacement grant date”).

If you elect to exchange Eligible Options as described in the Offer to Exchange and if your Eligible Options are accepted for exchange, we will cancel the Eligible Options and you will receive at your election either New Options or New RSUs granted under the 2007 Plan pursuant to a new award agreement between you and us. Some key features of the New Options and New RSUs will include:

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If you elect to exchange Eligible Options for New Options, the number of shares represented by the New Options to be issued to you will be based on a 1.10-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New Options to purchase 1,000 shares of our common stock in exchange. In the alternative, if you instead elect to exchange Eligible Options for New RSUs, the number of shares represented by the New RSUs to be issued to you will be based on a 2.03-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New RSUs representing 541 shares of our common stock in exchange. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares.

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Each New Option or New RSU granted to our employees or our subsidiaries’ employees will vest on a three-and-one-half-year schedule, with 25% of the shares subject to the New Option or New RSU vesting on the six-month anniversary of the replacement grant date, and the remaining unvested portion vesting ratably on a quarterly basis over the succeeding 12 quarters. Each New Option or New RSU granted to our non-employee directors will vest on a two-year schedule, with 50% of the shares subject to the New Option or New RSU vesting on each of the one- and two-year anniversaries of the replacement grant date. Vesting is conditioned upon continued employment, or service as a director, through each applicable vesting date.

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If you elect to exchange Eligible Options for New Options, the exercise price of the New Options will equal the closing sale price of our common stock as reported on the NASDAQ Global Market on the replacement grant date. If you elect to exchange Eligible Options for New RSUs, for each New RSU that vests, one share of our common stock will be delivered to you. You will not have to make any cash payment to us to receive the New RSUs or the common stock to be issued upon vesting of the New RSUs.

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If you elect to exchange Eligible Options for New Options, the New Options will remain exercisable for a maximum term of seven years from the replacement grant date, unless the New Options expire earlier. For instance, New Options may expire earlier in connection with the termination of your employment, or service as a director, with us or one of our subsidiaries. If you elect to exchange Eligible Options for New RSUs, you will receive shares subject to the New RSUs when, if and to the extent the New RSUs vest. After the New RSUs vest, continued employment, or service as a director, is not required to retain the common stock issued upon vesting.

The other terms and conditions of the New Options will be substantially similar to those of the cancelled Eligible Options. Because an RSU is a different type of award than an option, the terms and conditions of the New RSUs necessarily will be different from the cancelled Eligible Options. In particular, the number of shares and the vesting schedule of the New RSUs will be different from the number of shares and the vesting schedule of the exchanged Eligible Options. In addition, the tax treatment of the New RSUs will differ from the tax treatment of the exchanged Eligible Options. The New Options and New RSUs will be issued pursuant to a new option agreement or new RSU agreement, respectively. Our forms of stock option agreement and RSU agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we have country-specific agreements.

In order to receive the New Options or New RSUs, you must still be employed with us or one of our subsidiaries or serving on our board of directors, as applicable, on the replacement grant date. If you are currently an at-will employee, your election to participate in the Option Exchange Program does not in any way change your status as an at-will employee.

We are implementing the Option Exchange Program because a considerable number of our employees, our subsidiaries’ employees and our directors have stock options, whether or not they are currently exercisable, that have exercise prices significantly above our current and recent trading prices. We are offering this Option Exchange Program on a voluntary basis to allow these employees and directors to choose whether to keep their Eligible Options at their current exercise price, or to cancel those “underwater” options for New Options or New RSUs. We determined that a program under which employees could exchange Eligible Options for a lesser number of New Options or New RSUs was most attractive for a number of reasons, including the following:

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Reasonable, Balanced Incentives. Under the Option Exchange Program, participating employees and directors will surrender underwater Eligible Options for a lesser number of New Options or New RSUs with new vesting requirements. We believe the grant of a lesser number of New Options or New RSUs represents a reasonable and balanced exchange for the Eligible Options.

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Restore Retention and Motivation Incentives. Many companies have long used equity awards as a means of attracting, motivating and retaining their employees, while aligning those employees’ interests with those of the stockholders. We continue to believe that equity awards are an important component of total compensation, and that replacing this component with additional cash compensation to remain competitive could have a material adverse effect on our financial position and cash flow from operations. We also believe that in order to have the desired impact on employee and director motivation and retention, the exercise price of our equity awards should not be significantly higher than the current price of our common stock. The failure to address the underwater award issue in the near to medium term will make it more difficult for us to retain key employees. If we cannot retain these employees, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, results of operations and future stock price.

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Overhang Reduction. Not only do the underwater Eligible Options have little or no retention value, they cannot be removed from our equity overhang until they are exercised, or are cancelled due to expiration or the termination of the employee or director. Underwater awards also continue to have considerable compensation expense. The exchange program will reduce our overhang while eliminating the ineffective Eligible Options that are currently outstanding. Under the Option Exchange Program, participating employees and directors will receive New Options or New RSUs covering a lesser number of shares than the number of shares covered by the surrendered Eligible Options. Because participating employees will receive a lesser number of New Options or New RSUs in exchange for their Eligible Options, the number of shares of stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang.

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Reduced Pressure for Additional Grants. If we do not conduct a program in which underwater awards with little or no incentive value may be exchanged for a lesser number of New Options or New RSUs with higher incentive value, we may be forced to issue additional equity awards to our employees at current market prices in order to provide our employees with renewed incentive value. Any such additional awards would increase our overhang as well as our compensation expense, and would also more quickly exhaust our current pool of shares available for future grant.

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Conservation of Equity Pool. Under the Option Exchange Program, Eligible Options originally granted under the 2007 Plan and surrendered in exchange for a lesser number of New Options or New RSUs will return to the pool of shares available for future grant under the 2007 Plan.

As of April 27, 2009, options to purchase 1,504,195 shares of our common stock, having exercise prices ranging from $5.50 to $6.00 per share, would be eligible for exchange under the proposed Option Exchange Program.

Consummation of the Option Exchange Program is subject to the satisfaction or waiver of the conditions described in Section 6 (“Conditions of the Option Exchange Program”) of this Offer to Exchange. The Option Exchange Program is not conditioned upon a minimum number of options being elected for exchange.

THE OPTION EXCHANGE PROGRAM

1.	NUMBER OF OPTIONS; EXPIRATION DATE.

Upon the terms and subject to the conditions of this Offer to Exchange, we will exchange all Eligible Options that are properly elected for exchange and not validly withdrawn in accordance with Section 4 before the “expiration date,” as defined below. You may elect whether to exchange your Eligible Options for either New Options or New RSUs. Notwithstanding the foregoing, if you are a resident of China (PRC) and you wish to participate in the Option Exchange Program, you may only elect to receive New Options.

If you elect to receive New Options, the number of shares represented by the New Options to be issued to you will be based on a 1.10-to-one exchange ratio, subject to adjustments for any stock splits, stock dividends and similar events. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New Options to purchase 1,000 shares of our common stock in exchange. In the alternative, if you elect to receive New RSUs, the number of shares represented by the New RSUs to be issued to you will be based on a 2.03-to-one exchange ratio, subject to adjustments for any stock splits, stock dividends and similar events. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New RSUs representing 541 shares of our common stock in exchange.

No New Options or New RSUs representing fractional shares will be issued to you in exchange for the cancelled Eligible Options. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares.

The New Options and New RSUs will be issued under the 2007 Plan. The New Options to be issued will be non-qualified stock options, and the New RSUs to be issued will be stock-settled RSUs. On the replacement grant date, we will issue either (i) a new option agreement to each option holder who elects to receive a New Option or (ii) an RSU agreement to each option holder who elects to receive a New RSU. Our forms of stock option agreement and RSU agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we will have country-specific agreements.

Any current employee or director of Intellon or its subsidiaries who holds a stock option under the 2007 Plan with an exercise price equal to or above $5.50 per share is eligible to participate in the Option Exchange Program.

IF YOU ARE NOT AN EMPLOYEE OR DIRECTOR OF INTELLON OR ONE OF ITS SUBSIDIARIES FROM THE DATE YOU ELECT TO EXCHANGE ELIGIBLE OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS AND NEW RSUs, YOU WILL NOT RECEIVE NEW OPTIONS OR NEW RSUs IN EXCHANGE FOR YOUR CANCELLED ELIGIBLE OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE. YOU ALSO WILL NOT RECEIVE ANY OTHER CONSIDERATION FOR YOUR CANCELLED ELIGIBLE OPTIONS IF YOU ARE NOT AN EMPLOYEE OR DIRECTOR OF INTELLON OR ONE OF ITS SUBSIDIARIES FROM THE DATE YOU ELECT TO EXCHANGE ELIGIBLE OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS AND NEW RSUs.

If you wish to participate in the Option Exchange Program, you may elect to exchange any options issued under the 2007 Plan that have an exercise price equal to or above $5.50 per share. If you elect to exchange an Eligible Option grant, it must be exchanged as to all shares that are outstanding under the Eligible Option grant. An Eligible Option grant cannot be partially exchanged. By way of example, if you have an unexercised Eligible Option grant for 1,100 shares, you could not elect to exchange just 500 shares of the 1,100 share grant. In addition, you may elect only one form of exchange (New Option or New RSU). For example, if you elect to surrender your Eligible Option grant to purchase 1,100 shares of our common stock, you can elect to receive either New Options to purchase 1,000 shares of our common stock or New RSUs representing 541 shares of our common stock in exchange. You cannot elect to receive both New Options to purchase 500 shares of our common stock and New RSUs representing 270 shares of our common stock. Under no circumstance may you obtain a combination of New Options and New RSUs in exchange for your Eligible Options.

The term “expiration date” means 5:00 P.M. Eastern Time on May 29, 2009, unless and until we, in our discretion, have extended the period of time during which you may elect to participate in the Option Exchange

Program, in which event the term “expiration date” refers to the latest time and date on which your right to participate, as so extended, expires. See Section 14 (“Extension of the Option Exchange Program; Termination; Amendment”) for a description of our rights to extend, delay, terminate and amend the expiration date.

2.	PURPOSE OF THE OPTION EXCHANGE PROGRAM.

We issued the options outstanding under the 2007 Plan to provide our employees, our subsidiaries’ employees and our directors an opportunity to acquire or increase their ownership stake in Intellon, creating a stronger incentive to expend maximum effort for our growth and success and encouraging these employees and directors to continue their employment or service as a director with us or one of our subsidiaries.

Many of these options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are implementing the Option Exchange Program to provide our employees, our subsidiaries’ employees and our directors with the opportunity to own options or RSUs that over time may have a greater potential to increase in value, which we hope will create better performance incentives for these employees and directors and will maximize the value of our common stock for our stockholders.

Our board of directors approved the Option Exchange Program rather than the issuance of additional new stock options or RSUs because a grant of additional options or RSUs could potentially have a severe negative impact on our dilution, outstanding shares and earnings per share. In addition, we have a limited number of shares available for future issuance under the 2007 Plan, and we must conserve our currently available shares for new employees and ongoing grants. Although the 2007 Plan provides for annual increases in the number of shares available for grant under the plan, as of April 27, 2009, only 655,206 shares of our common stock were available for grant.

Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in our filings with the SEC, we have no current plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries (however, we expect to consider such matters from time to time);

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

•	the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act;

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the acquisition by any person of any additional amount of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options issued under our equity incentive plans); or

•	any changes in our certificate of incorporation, bylaws of other governing instruments or any actions that could impede the acquisition of control of us.

CONSIDERING THE RISKS ASSOCIATED WITH THE VOLATILE AND UNPREDICTABLE NATURE OF THE STOCK MARKET, AND OUR INDUSTRY IN PARTICULAR, THERE IS NO GUARANTEE THAT THE CLOSING MARKET PRICE OF OUR COMMON STOCK ON THE REPLACEMENT GRANT DATE (AND THEREFORE, IF YOU ELECT TO RECEIVE NEW OPTIONS, THE EXERCISE PRICE OF ANY SUCH NEW OPTIONS) WILL BE LESS THAN OR EQUAL TO THE EXERCISE PRICE OF YOUR EXISTING ELIGIBLE OPTIONS, OR THAT YOUR NEW OPTIONS OR NEW RSUs WILL INCREASE IN VALUE OVER TIME.

Neither we nor our board of directors make any recommendation as to whether you should elect to participate in the Option Exchange Program, nor have we authorized any person to make any such recommendation. Our executive officers and members of our board of directors are eligible to participate in the Option Exchange Program. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your own investment, legal and tax advisors. You must make your own decision whether to elect to participate in the Option Exchange Program.

3.	PROCEDURES FOR PARTICIPATING IN THE OPTION EXCHANGE PROGRAM.

PROPER EXCHANGE OF OPTIONS. To elect to participate in the Option Exchange Program, you must, properly complete, duly execute and deliver to Intellon, depending on your election, either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, each of which is attached at the end of this Offer to Exchange. You must ensure that Intellon Payroll/Stock Administration receives the signed letter of transmittal in accordance with its instructions, along with any other required documents by one of the following means before the expiration date:

•	by email at stockadministrator@intellon.com;

•	by facsimile at (352) 237-7616; or

•	by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482.

Intellon Payroll/Stock Administration will send you an e-mail confirmation within three business days of receipt of your letter of transmittal. However, if you submit your letter of transmittal shortly before the specified deadline, you may not receive your confirmation before the deadline.

If you do not submit a letter of transmittal or Intellon Payroll/Stock Administration does not receive your letter of transmittal by the deadline, then you will not participate in the Option Exchange Program, and all stock options you currently hold will remain unchanged at their original price and terms.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

DETERMINATION OF VALIDITY; REJECTION OF OPTIONS; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. We will determine, in our discretion, all questions as to form of documents and the validity, eligibility, including time of receipt, and acceptance of any election to participate in the Option Exchange Program. Our determination of these matters will be final and binding on all parties, although participants in the Option Exchange Program may challenge our determination in a court of competent jurisdiction. We reserve the right to reject any or all elections to participate in the Option Exchange Program that we determine are not in the appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely elected Eligible Options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Option Exchange Program or any defect or irregularity in any election with respect to any particular Eligible Options or any particular option holder. No election to participate in the Option Exchange Program will be valid until all defects or irregularities have been cured by the electing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.

OUR ACCEPTANCE CONSTITUTES AN AGREEMENT. Your election to participate in the Option Exchange Program pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Option Exchange Program. OUR ACCEPTANCE FOR CANCELLATION OF THE ELIGIBLE OPTIONS ELECTED FOR EXCHANGE BY YOU PURSUANT TO THE OPTION EXCHANGE PROGRAM WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OPTION EXCHANGE PROGRAM.

Subject to our rights to extend, terminate, supplement and amend the Option Exchange Program, we currently expect that we will accept promptly after the expiration date all Eligible Options properly elected for exchange that have not been validly withdrawn.

4.	WITHDRAWAL RIGHTS.

You may withdraw the Eligible Options you have elected to exchange only if you comply with the provisions of this Section 4.

You have the right to withdraw the Eligible Options you have elected to exchange at anytime before 5:00 p.m. Eastern Time on May 29, 2009. If we extend the time during which you may elect to participate in the Option Exchange Program, you have the right to withdraw these Eligible Options at any time until the extended period expires. In addition, if we do not accept your Eligible Options for exchange before June 25, 2009, the 40th business day from the commencement of this Exchange Offer, you may withdraw the Eligible Options you have elected to exchange any time after June 25, 2009.

To validly withdraw Eligible Options, you must deliver to us the written Notice of Withdrawal that accompanies this Offer to Exchange, with the required information, while you still have the right to withdraw the election to participate in the Option Exchange Program. The Notice of Withdrawal should be delivered to Intellon Payroll/Stock Administration by email at stockadministrator@intellon.com, by facsimile at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. The Notice of Withdrawal must include your name, the grant date, exercise price and total number of shares represented by each Eligible Option to be withdrawn. Except as described in the following sentence, the option holder who has elected to participate in the Option Exchange Program (and who subsequently elects to withdraw his or her Eligible Options from the Option Exchange Program) must sign the Notice of Withdrawal exactly as such option holder’s name appears on the option agreement. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Notice of Withdrawal.

You may not rescind any withdrawal. Any Eligible Options you withdraw will thereafter be deemed not properly elected for participation in the Option Exchange Program, unless you properly re-elect to exchange those Eligible Options before the expiration date by following the procedures described in Section 3.

Neither Intellon nor any other person is obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notices of Withdrawal. Our determination of these matters will be final and binding, although participants in the Option Exchange Program may challenge our determination in a court of competent jurisdiction.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE NOTICE OF WITHDRAWAL, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

5.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS AND NEW RSUs.

Upon the terms and subject to the conditions of this Offer to Exchange and promptly following the expiration date, we will accept for exchange and cancel Eligible Options properly elected and not validly withdrawn before the expiration date. If your Eligible Options are properly elected and accepted for exchange on May 29, 2009, you will be granted either New Options or New RSUs on the replacement grant date, depending on your election. If we extend the date by which we must accept and cancel Eligible Options properly elected for exchange, you will be granted New Options or New RSUs on the first trading date after the date we cancel the Eligible Options accepted for exchange.

If you elect to receive New Options, the number of shares represented by the New Options to be issued to you in exchange for the cancelled Eligible Options will be based on a 1.10-to-one exchange ratio. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New Options to purchase 1,000 shares of our common stock in exchange. In the alternative, if you elect to receive New RSUs, the number of shares represented by the New RSUs to be issued to you in exchange for the cancelled Eligible Options will be based on a 2.03-to-one exchange ratio. For example, if you elect to surrender Eligible Options to purchase 1,100 shares of our common stock, you will receive New RSUs representing 541 shares of our common stock in exchange.

No New Options or New RSUs representing fractional shares will be issued to you in exchange for the cancelled Eligible Options. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares.

If you are granted New Options, you will be able to exercise your New Options when, if and to the extent your New Options vest. If you are granted New RSUs, you will receive the shares underlying your New RSUs when, if and to the extent your New RSUs vest.

6.	CONDITIONS OF THE OPTION EXCHANGE PROGRAM.

Notwithstanding any other provision of the Option Exchange Program, we will not be required to accept any Eligible Options elected for exchange, and we may terminate, supplement or amend the Option Exchange Program, or postpone our acceptance and cancellation of any Eligible Options elected for exchange, in each case, subject to certain limitations, if at any time on or after April 27, 2009 and prior to May 29, 2009 any of the following events has occurred, or has been determined by us in our reasonable judgment to have occurred:

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there has been threatened or instituted or is pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Option Exchange Program, the acquisition of some or all of the options elected for exchange pursuant to the Option Exchange Program, the issuance of New Options or New RSUs, or otherwise relates or is applicable in any manner to the Option Exchange Program or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or otherwise), income, operations or prospects of Intellon or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Option Exchange Program to us;

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there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Option Exchange Program or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

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make the acceptance for exchange of, or issuance of New Options or New RSUs for, some or all of the Eligible Options elected for exchange illegal or otherwise restrict or prohibit completion of the Option Exchange Program or otherwise relates in any manner to the Option Exchange Program;

•	delay or restrict our ability, or render us unable, to accept for exchange, or issue New Options or New RSUs for, some or all of the Eligible Options elected for exchange;

•	materially impair the contemplated benefits of the Option Exchange Program to us; or

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materially and adversely affect the business, condition (financial or otherwise), income, operations or prospects of Intellon or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Option Exchange Program to us;

•	there has occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•	the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

•

any change in the general political, market, economic or financial conditions in the United States or abroad that could reasonably be expected to have a material adverse effect on the business, condition (financial or other), operations or prospects of Intellon or our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with the Option Exchange Program; or

•	in the case of any of the foregoing existing at the time of the commencement of the Option Exchange Program, a material acceleration or worsening thereof; or

•

a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

•

any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before May 29, 2009;

•

any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before May 29, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock;

•

any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

•

any change or changes shall have occurred in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of Intellon or our subsidiaries that, in our reasonable judgment, is or may be material to Intellon or our subsidiaries.

The conditions to the Option Exchange Program are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the Option Exchange Program. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section will be final and binding upon all persons, although participants in the Option Exchange Program may challenge our determination in a court of competent jurisdiction.

7.	PRICE RANGE OF COMMON STOCK UNDERLYING THE ELIGIBLE OPTIONS.

Our common stock has been quoted on the NASDAQ Global Market under the symbol “ITLN” since our initial public offering on December 14, 2007. The following table presents the high and low closing sales prices per share of our common stock for the periods indicated, as reported by the NASDAQ Global Market:

	HIGH	LOW
Fiscal Year ended December 31, 2007:
Fourth Quarter (beginning December 14, 2007)	$8.04	$6.00
Fiscal Year ended December 31, 2008:
First Quarter	$7.50	$4.35
Second Quarter	5.70	3.27
Third Quarter	4.66	3.25
Fourth Quarter	3.82	1.80
Fiscal Year ending December 31, 2009:
First Quarter	$3.70	$1.43
Second Quarter (through April 27, 2009)	2.59	2.01

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OPTION EXCHANGE PROGRAM.

8.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS AND NEW RSUs.

CONSIDERATION. We will issue to you either New Options or New RSUs under the 2007 Plan in exchange for outstanding Eligible Options properly elected and accepted for exchange by us. If you elect to receive New Options, Eligible Options accepted by us will be exchanged for New Options at a 1.10-to-one exchange ratio. In the alternative, if you elect to receive New RSUs, Eligible Options accepted by us will be exchanged for New RSUs at a 2.03-to-one exchange ratio. For example, if you surrender Eligible Options to purchase 1,100 shares of our common stock, you will at your election either receive (i) New Options to purchase 1,000 shares of our common stock or (ii) New RSUs representing 541 shares of our common stock in exchange. In calculating the New Options or New RSUs to be issued, we will round down to the nearest whole number on a grant-by-grant basis after applying the applicable exchange ratio to avoid fractional shares. You may elect whether to exchange your Eligible Options for either New Options or New RSUs, except that if you are a resident of China (PRC), you may only elect to receive New Options. You cannot partially exchange an Eligible Option grant, nor can you exchange an Eligible Option grant for a combination of New Options and New RSUs. The shares of common stock subject to Eligible Options exchanged pursuant to the Option Exchange Program will be returned to the pool of shares available for grant under the 2007 Plan.

TERMS OF NEW OPTIONS AND NEW RSUs. The New Options and New RSUs to be granted will be issued under the 2007 Plan. On the replacement grant date, we will issue either (i) a new option agreement to each option holder who elects to receive New Options or (ii) an RSU agreement to each option holder who elects to receive New RSUs. Our forms of stock option agreement and RSU agreement have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part and are available on the SEC’s website at www.sec.gov. Please make sure you review the form of the agreement that will apply to you as we have country-specific agreements.

Each New Option or New RSU granted to our employees or our subsidiaries’ employees will vest on a three-and-one-half-year schedule, with 25% of the shares subject to the New Option or New RSU vesting on the six-month anniversary of the replacement grant date, and the remaining unvested portion vesting ratably on a quarterly basis over the succeeding 12 quarters. Each New Option or New RSU granted to our non-employee directors will vest on a two-year schedule, with 50% of the shares subject to the New Option or New RSU vesting on each of the one- and two-year anniversaries of the replacement grant date. Vesting is conditioned upon continued employment, or service as a director, with us or one of our subsidiaries through each applicable vesting date.

If you elect to exchange Eligible Options for New Options, the exercise price of the New Options will equal the closing sale price of our common stock as reported on the NASDAQ Global Market on the replacement grant date. The New Options will remain exercisable for a maximum term of seven years from the replacement grant date, unless the New Options expire earlier. For instance, New Options may expire earlier in connection with the termination of your employment, or service as a director, with us or one of our subsidiaries.

If you elect to exchange Eligible Options for New RSUs, for each New RSU that vests, one share of our common stock will be delivered to you. You will not have to make any cash payment to us to receive the New RSUs or the common stock to be issued upon vesting of the New RSUs. After the RSUs vest, continued employment, or service as a director, is not required to retain the common stock issued upon vesting.

Except for the new exercise price, new number of shares, change in vesting and new term, the terms and conditions of the New Options will be substantially the same as the cancelled Eligible Options. Because an RSU is a different type of award than an option, the terms and conditions of the New RSUs necessarily will be different from the exchanged Eligible Options. In particular, the number of shares and the vesting schedule of the New RSUs will differ from the number of shares and the vesting schedule of the exchanged Eligible Options. In addition, the tax treatment of the New RSUs will differ from the tax treatment of the exchanged Eligible Options. Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange, as well as Schedules A-E attached hereto if you are a tax resident outside of the United States, for further details.

The terms and conditions of current Eligible Options under the 2007 Plan are set forth in the 2007 Plan and the stock option agreement you entered into in connection with the grant. The terms and conditions of the 2007 Plan are summarized in the applicable prospectus prepared by us. YOU MAY OBTAIN COPIES OF THIS PROSPECTUS AND THE 2007 PLAN AS INDICATED IN THE LAST PARAGRAPH OF THIS SECTION BELOW.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS. New Options granted under the Option Exchange Program will be non-qualified stock options. If you are a United States taxpayer, under current law, you generally will not recognize taxable income upon the grant of a non-qualified stock option. However, you will, in general, recognize ordinary income in the year in which the option is exercised. The amount of ordinary income is equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. Unless you are a non-employee director, you will be subject to withholding of U.S. income and employment taxes at that time, and we will require you to make arrangements to satisfy this withholding obligation in the manner specified in the option agreement prior to the delivery or transfer of any shares of our common stock. In addition, you will recognize taxable capital gain or loss when you sell the shares acquired pursuant to the exercise of the option.

For U.S. employees, we will be entitled to a business expense deduction equal to the amount of ordinary income recognized by you with respect to the exercised non-qualified stock option. The deduction will in general be allowed for the taxable year in which the ordinary income is recognized by you.

You should consult your own tax advisor with respect to the federal, state and local or foreign tax consequences of participating in the Option Exchange Program.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF RSUs. New RSUs granted under the Option Exchange Program will be stock-settled RSUs. If you are a United States taxpayer, under current law, you generally will not recognize taxable income upon the grant of an RSU. Instead, you will recognize ordinary income as the shares subject to the RSU vest and no longer can be forfeited. When the New RSUs vest, we will deliver the vested shares to you, and the amount of ordinary income you realize will equal the fair market value of the shares, less the amount, if any, you paid for the shares (although with regard to the shares issued pursuant to the New RSUs, you will not have paid any amount for the shares). You will be subject to withholding of U.S. income and employment taxes at that time, and we will require you to make arrangements to satisfy this withholding obligation in the manner specified in the RSU agreement prior to the delivery or transfer of any shares of our common stock. In addition, you will recognize taxable capital gain or loss when you sell the shares acquired upon vesting of the RSUs.

Please note that the tax treatment of RSUs differs from the tax treatment of options. As a result, if you participate in the Option Exchange Program and are issued New RSUs under the 2007 Plan, your tax liability could be higher than if you had kept your Eligible Options. Please see Section 13 (“Material Income Tax Consequences”) of this Offer to Exchange for further information.

You should consult your own tax advisor with respect to the federal, state and local or foreign tax consequences of participating in the Option Exchange Program.

FOREGIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS AND RSUs If you participate in the Exchange Offer and are subject to tax in Canada, China (PRC), Germany, Taiwan or the United Kingdom, please refer to Schedules A through E of this Offer to Exchange for a description of the tax and social insurance consequences and other restrictions that may apply to you. Please read the applicable Schedules carefully. The tax and social insurance consequences and restrictions may differ significantly depending on your location. For example, as described in Schedule A of this Offer to Exchange, if you are a resident of Canada and you elect to receive New Options, you likely will not be subject to tax on the exchange under Canadian tax law. However, if you elect to exchange Eligible Options for New RSUs, you will be required to recognize income for Canadian income tax purposes on the exchange.

You should consult your own tax advisor with respect to the federal, state and local or foreign tax consequences of participating in the Option Exchange Program.

IMPORTANT NOTE: THE STATEMENTS IN THIS OFFER TO EXCHANGE CONCERNING THE 2007 PLAN AND THE NEW OPTIONS AND NEW RSUs ARE MERELY SUMMARIES AND DO NOT

PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE 2007 PLAN AND THE FORMS OF STOCK OPTION AGREEMENT AND RSU AGREEMENT UNDER THE 2007 PLAN. PLEASE CONTACT INTELLON PAYROLL/STOCK ADMINISTRATION AT STOCKADMINISTRATOR@INTELLON.COM OR (352) 237-7416 EXT. 1186, TO RECEIVE A COPY OF THE 2007 PLAN, APPLICABLE PROSPECTUS OR FORMS OF STOCK OPTION AGREEMENT AND RSU AGREEMENT. WE WILL PROMPTLY FURNISH YOU COPIES OF THESE DOCUMENTS AT OUR EXPENSE.

9.	INFORMATION CONCERNING INTELLON.

We are a leading fabless semiconductor company that designs and sells integrated circuits (ICs) for high-speed communications over existing electrical wiring. Our ICs enable home connectivity, which is the sharing and moving of content among personal computers and other consumer electronics products in the home. We also sell our ICs for use in powerline communications applications in electric utility and other commercial markets. In the utility market, our ICs enable various smart grid applications, which help utilities monitor and manage in-home electricity consumption during peak periods. In the commercial market, our ICs enable the distribution of broadband services over existing electrical wiring and coaxial cable to individual units within apartment buildings and other multiple dwelling units.

We were founded in 1989 in the State of Florida and are currently incorporated in the State of Delaware. Our principal executive offices are located at 5955 T.G. Lee Boulevard, Suite 600, Orlando, Florida 32822, and our telephone number is (407) 428-2800.

Additional information about Intellon is available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated herein by reference.

The following table summarizes certain of our consolidated financial data, which should be read in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere on our Form 10-K for the fiscal year ended December 31, 2008. Our historical results are not necessarily indicative of the results to be expected in any future period.

	Year Ended December 31,
	2008	2007	2006
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue	$75,378	$52,313	$33,718
Cost of revenue	43,181	29,151	18,968

Gross profit	32,197	23,162	14,750
Cost of operations:
Research and development	15,946	17,238	10,856
Sales and marketing	8,138	9,007	7,199
General and administrative	8,239	5,229	5,089

Operating loss	(126)	(8,312)	(8,394)

Other income (expense):
Interest income	1,172	958	637
Interest expense	—	(181)	(61)
Other	(126)	(11)	21

Total other income	1,046	766	597

Income (loss) before income tax benefit	920	(7,546)	(7,797)
Income tax benefit	1	231	—

Net income (loss)	921	(7,315)	(7,797)
Preferred stock dividends / accretion of redeemable preferred stock	—	(6,759)	(5,307)

Net income (loss) attributable to common shareholders	$921	$(14,074)	$(13,104)

Net income (loss) attributable to common shareholders per common share:
Basic	$0.03	$(4.25)	$(9.19)

Diluted	$0.03	$(4.25)	$(9.19)

Weighted-average number of shares used in per share calculations:
Basic	30,865	3,311	1,428

Diluted	31,152	3,311	1,428

	As of the Year Ended December 31,
	2008	2007	2006
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$55,605	$52,074	$24,978
Total current assets	76,477	69,937	34,922
Total assets	81,221	73,421	38,519
Total current liabilities	9,009	9,414	7,453
Total redeemable convertible preferred stock	—	—	85,333
Shareholders’ equity (deficit)	72,212	64,007	(54,498)

	Year Ended December 31,
	2008	2007	2006
	(in thousands, except per share data)
Summary Cash Flow data:
Net cash used in operating activities	$(66)	$(9,527)	$(7,355)
Net cash used in investing activities	(22,189)	(1,804)	(1,080)
Net cash provided by financing activities	5,556	38,427	16,432

	Year ended December 31,
	2008	2007	2006
	(in thousands, except ratio)
Ratio of earnings to fixed charges:
Fixed charges:
Rent expense	$180	$101	$55
Total fixed charges	180	101	55

Earnings:
Income (loss) before income tax benefit	920	(7,546)	(7,797)
Total fixed charges	180	101	55

Total earnings	1,100	(7,445)	(7,742)

Ratio of earnings to fixed charges (1)	6.1	(73.7)	(140.8)

(1)	The amounts of the deficiency in pre-tax earnings available to cover fixed charges from a ratio of 1.0x (in thousands) are $7,546 and $7,797 for the years ended December 31, 2007 and 2006.

Book Value

The book value per share of our common stock as of December 31, 2008 was $2.30.

10.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE ELIGIBLE OPTIONS.

The directors and executive officers of Intellon and their positions and offices as of April 27, 2009 are set forth in the following table:

NAME	POSITION
Charles E. Harris	Chief Executive Officer and Chairman of the Board
Rick E. Furtney	President and Chief Operating Officer
Brian T. McGee	Senior Vice President and Chief Financial Officer
William E. Earnshaw	Senior Vice President—Engineering
William P. Casby	Vice President—Sales
Walter D. Amaral	Director
Richard I. Goldstein	Director
R. Douglas Norby	Director
Gary Rubinoff	Director
Scott B. Ungerer	Director
James E. Vander Mey	Director

The address of each director and executive officer is c/o Intellon Corporation, 5955 T.G. Lee Boulevard, Suite 600, Orlando, Florida 32822.

There were no stock and stock option transactions involving our executive officers and directors within the 60 days before the commencement of the Option Exchange Program.

Each director, except Mr. Amaral who does not hold any Eligible Options, and each executive officer who is an “officer” as defined under Section 16(a) of the Securities Exchange Act (“Section 16 Officers”) is eligible to participate in the Option Exchange Program. The following table sets forth the number of shares of common stock subject to Eligible Options held by our directors and Section 16 Officers:

Name	Shares Subject to Eligible Options	Percentage of Shares Subject to All Eligible Options
Charles E. Harris	110,000	7.31%
Rick E. Furtney	92,000	6.12%
Brian T. McGee	60,000	3.99%
William E. Earnshaw	65,000	4.32%
William P. Casby	55,000	3.66%
Walter D. Amaral	0	0
Richard I. Goldstein	48,159	3.20%
R. Douglas Norby	48,159	3.20%
Gary Rubinoff	48,159	3.20%
Scott B. Ungerer	48,159	3.20%
James E. Vander Mey	48,159	3.20%

11.	STATUS OF OPTIONS ACQUIRED BY US IN THE OPTION EXCHANGE PROGRAM; ACCOUNTING CONSEQUENCES OF THE OPTION EXCHANGE PROGRAM.

The shares of common stock subject to those Eligible Options cancelled pursuant to the Option Exchange Program will be returned to the pool of shares available for grant under the 2007 Plan.

We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), regarding accounting for share-based payments. Under SFAS 123(R), in addition to the remaining unamortized expense for the Eligible Options, we will recognize the incremental compensation cost of the New Options and New RSUs granted in the Option Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of the New Options and New RSUs to employees and directors in exchange for surrendered Eligible Options, over the fair value of the Eligible Options surrendered in exchange for the New Options and New RSUs. The fair value of New Options and New RSUs will be measured as of the date they are granted and the fair value of the Eligible Options surrendered will be measured immediately prior to the cancellation. The sum of the remaining unamortized expense for the Eligible Options and the incremental compensation cost for the New Options and New RSUs will be recognized in compensation expense ratably over the vesting period of the New Options and New RSUs. As would be the case with Eligible Options, in the event that any of the New Options or New RSUs are forfeited prior to their vesting due to termination of employment or service as a director, the compensation cost for the forfeited New Options or New RSUs will not be recorded.

Since these factors cannot be predicted with any certainty at this time and will not be known until the expiration of the Exchange Offer, we cannot predict the exact amount of the charge that would result from this Exchange Offer.

12.	LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any material pending or threatened legal actions or proceedings relating to the Option Exchange Program. We are not aware of any margin requirements or anti-trust laws applicable to this Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Exchange Offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the New Options or New RSUs as described in the Exchange Offer. If any other approval or action should be required, we presently intend to seek that approval or take that action. This could require us to delay the acceptance of Eligible Options returned to us. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Exchange Offer to accept exchanged Eligible Options and to issue New Options and New RSUs is subject to the conditions described in Section 6.

13.	MATERIAL INCOME TAX CONSEQUENCES.

The following is a summary of certain material United States federal income tax consequences of the Option Exchange Program and of the New Options and New RSUs to be granted. The discussion of United States federal income tax consequences is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder and administrative and judicial interpretations as of the date of this Offer to Exchange, any of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances.

You should consult your own tax advisor with respect to the federal, state and local tax consequences of participating in this Exchange Offer.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE. If you exchange Eligible Options for New Options or New RSUs, you generally will not be required to recognize income for United States federal income tax purposes at the time of the exchange or on the grant date of the New Options or New RSUs. We believe that the exchange will be treated as a non-taxable exchange. The New Options will be non-qualified stock options and the New RSUs will be stock-settled RSUs.

Please note that the tax treatment of RSUs differs from the tax treatment of options under United States federal tax law. As a result, if you participate in the Option Exchange Program and are issued New RSUs under the 2007 Plan, your tax liability could be higher than if you had kept your Eligible Options. So that you are able to compare the tax consequences of your Eligible Options, New Options and New RSUs and understand the tax consequences of your New Options or New RSUs, we have included the following summaries of the tax consequences of non-qualified stock options and RSUs under United States federal tax law.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF NON-QUALIFIED STOCK OPTIONS. If you are a United States taxpayer, under current law, you generally will not realize taxable income upon the grant of a non-qualified stock option. However, when you exercise the option, you will realize ordinary income in an amount equal to the difference between the fair market value of the shares subject to the option on the date of exercise and the exercise price. Unless you are a non-employee director, you will be subject to withholding of income and employment taxes at that time. We will be entitled to a deduction equal to the amount of ordinary income taxable to you.

The subsequent sale of the shares acquired pursuant to the exercise of a non-qualified stock option generally will give rise to taxable capital gain or loss. The amount of such gain or loss will equal the difference between (i) the sale price and (ii) the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the exercise of the option. These capital gains or losses will be treated as long term capital gains or losses if you held the shares for more than one year following exercise of the option.

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized with respect to the exercise of a non-qualified stock option if the holder is employed by us. We will require any such holder to make arrangements to satisfy this withholding obligation in the manner specified in the option agreement prior to the delivery or transfer of any shares of our common stock.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF RSUs. New RSUs granted under the Option Exchange Program will be stock-settled RSUs. If you are a United States taxpayer, under current law, you generally will not realize taxable income upon the grant of an RSU. Instead, you will realize ordinary income as the shares subject to the RSU vest and no longer can be forfeited. When the RSU vests, you will receive the vested shares, and the amount of ordinary income you realize will equal the fair market value of the vested shares, less the amount, if any, you paid for such shares (although with regard to the shares issued pursuant to the New RSUs, you will not have paid any amount for the shares). You will be subject to withholding of income and employment taxes at that time.

The subsequent sale of the shares acquired upon vesting of an RSU generally will give rise to taxable capital gain or loss. The amount of such gain or loss will equal the difference between (i) the sale price and (ii) the ordinary income recognized with respect to the shares underlying the RSU. These capital gains or losses will be treated as long term capital gains or losses if you held the shares for more than one year following vesting of the RSU.

We will withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law with respect to ordinary compensation income recognized with respect to the vesting of an RSU if the holder is employed by, or providing service as a director to, us. We will require any such holder to make arrangements to satisfy this withholding obligation in the manner specified in the RSU agreement prior to the delivery or transfer of any shares of our common stock.

INCOME TAX CONSEQUENCES OF THE EXCHANGE AND OF NON-QUALIFIED STOCK OPTIONS AND RSUs IN OTHER JURISDICTIONS. If you are subject to the tax laws of another country or countries, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. A summary of these consequences are discussed in Schedules A through E of this Offer to Exchange. Please read the applicable Schedules carefully. The tax and social insurance consequences and restrictions may differ significantly depending on your location. For example, as described in Schedule A of this Offer to Exchange, if you are a resident of Canada and you elect to receive New Options, you likely will not be subject to tax on the exchange under Canadian tax law. However, if you elect to exchange Eligible Options for New RSUs, you will be required to recognize income for Canadian income tax purposes on the exchange.

14.	EXTENSION OF THE OPTION EXCHANGE PROGRAM; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the expiration date and thereby delay the acceptance for exchange of any Eligible Options by giving oral, written or electronic notice of such extension to the option holders.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date, to terminate, supplement or amend the Option Exchange Program and/or postpone our acceptance and cancellation of any Eligible Options elected for exchange upon the occurrence of any of the conditions specified in Section 6, by giving oral, written or electronic notice of such termination or postponement to the option holders. Notwithstanding the foregoing, we will return the Eligible Options elected for exchange promptly after termination or withdrawal of the Option Exchange Program.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to supplement or amend the Option Exchange Program in any respect.

Amendments to the Option Exchange Program may be made at any time and from time to time. In the case of an extension, the amendment must be issued no later than 9:00 a.m. Eastern time on the next business day after the last previously scheduled or announced expiration date. Any amendment of the Option Exchange Program will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of such change. Without limiting the manner in which we may choose to disseminate any amendment of the Option Exchange Program, except as required by law, we have no obligation to publish, advertise or otherwise communicate any such dissemination.

SCHEDULE A

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CANADA

The following is a discussion of the material tax and legal consequences of participating in the exchange of Eligible Options and the grant of New Options or, in the alternative, the exchange of Eligible Options and the grant of New RSUs, depending on your election, pursuant to the Option Exchange Program, for eligible employees and directors subject to tax in Canada. This discussion is based on Canadian federal tax laws in effect in Canada as of April 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees or directors. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time of the replacement grant date, you exercise the New Options, your New RSUs vest or you sell shares acquired at exercise of the New Options or settlement of your New RSUs.

Please note that pursuant to the terms of the Exchange Offer and your voluntary election to participate in the Option Exchange Program and the 2007 Plan, you may only elect to exchange your Eligible Options for New Options or exchange your Eligible Options for New RSUs, but you may not obtain, in any circumstance, a combination of New Options and New RSUs in the exchange of your Eligible Options. Accordingly, only the tax consequences pertaining to the award of New Options or New RSUs, depending on your election under the Option Exchange Program, will be applicable to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you.

You are strongly advised to seek appropriate professional advice regarding your participation in the Option Exchange Program and the legal and tax consequences of your election of the award (New Options or New RSUs) to be received in the exchange of your Eligible Options. Further, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Tax Information

Please note that this discussion only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequence of the Exchange Offer under provincial tax laws.

Exchange of Eligible Options for New Options

Option Exchange

The tax treatment as a result of the exchange of Eligible Options for the New Options is uncertain. It is possible that the Canada Revenue Agency (the “CRA”) will treat the exchange as: (i) a tax-neutral exchange of options; (ii) a taxable exchange of options; or (iii) two separate transactions (i.e., a tender of Eligible Options for cancellation, followed by a grant of New Options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. The tax authorities should view the transaction as described in (iii), but no definitive guidance has been issued in this regard. For the purposes of this summary, however, we assume that the transactions will be treated as described above in (iii), although we cannot guarantee this result.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax and Canada Pension Plan (“CPP”) contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise your New Options. You will be taxed on one-half of the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price (i.e., you can permanently exclude one-half of the spread from the taxable amount).

You may be able to defer taxation on the remaining one-half of the spread at exercise until the earliest of the time that you sell the shares purchased at exercise, die or become a non-resident of Canada. You can defer the tax on the spread at exercise only on the first CAD100,000 worth of your New Options that vest in any one year. For the purpose of calculating this limit, the value of your New Options is the fair market value of the underlying shares on the replacement grant date. To be eligible for this deferral, you must file an election with your employer by January 15th of the year following the year in which you exercise your New Options. You are strongly advised to seek appropriate professional advice regarding your decision to exchange your Eligible Options for New Options.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of Intellon which you have acquired upon exercise of other options or outside of the 2007 Plan, then your adjusted cost base may be different than described above. In order to preserve the cost basis of shares sold in a cashless exercise you will have to specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of the New Options for which a taxation deferral election has been filed will also retain their own, unique cost base. You are strongly advised to seek appropriate professional advice in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the spread recognized at exercise of your New Options, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”). A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your New Options.

Your employer will also withhold income tax and CPP contributions (to the extent that you have not already exceeded the applicable contribution ceilings) on the taxable amount at the time of exercise of your New Options. The taxable amount for purposes of CPP contribution is the spread, less the one-half exempt amount. You must notify your employer immediately upon exercise of your New Options if you intend to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on that amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

Other Information for Exchange of Eligible Options for New Options

Method of Exercise

You may pay the exercise price for the New Options by cash, check or consideration tendered under a cashless exercise program adopted by Intellon, if any. Due to legal restrictions in Canada and notwithstanding any language to the contrary in Section 6(d)(iii) in the 2007 Plan, you are prohibited from surrendering shares of Intellon that you already own or from attesting to the ownership of shares to pay the exercise price or any tax withholding amounts in connection with the exercise of the New Options.

Exchange of Eligible Options for New RSUs

Option Exchange and Grant of New RSUs

The tax treatment of the exchange of Eligible Options for the grant of New RSUs is uncertain. The Income Tax Act of Canada provides for a tax-free exchange if the value of the underlying securities immediately before the exchange less the exercise price is not less than the value of the underlying securities to be received by you at the time of the exchange for the New RSUs. Because the Eligible Options are underwater, it is unlikely that you will qualify for this tax-free exchange status. Instead, it is likely that the Canada Revenue Agency (the “CRA”) will treat the exchange as either (i) a taxable exchange of options in exchange for the grant of New RSUs, or (ii) two separate transactions (i.e., a tender of Eligible Options for cancellation, followed by a grant of new and unrelated New RSUs), whereby the tender is viewed as a disposition for no consideration. For the purposes of this summary, it is assumed that the exchange will qualify as one transaction under Canadian tax law and accordingly, you will have disposed of your Eligible Options for consideration equal to the value of the New RSUs.

Therefore, you will be subject to income tax and Canada Pension Plan (“CPP”) contributions (to the extent you have not already reached the applicable contribution ceiling) upon the exchange of Eligible Options for the grant of New RSUs. You will be taxed on the value of the New RSUs at the time of the exchange. However, if your Eligible Options qualify for favorable tax treatment under federal law in Canada, you may be entitled to deduct one-half of this amount when computing the taxable income. Your Eligible Options will qualify for favorable tax treatment if (i) the exercise price is equal to or greater than the fair market value of the shares at the time the options were granted, and (ii) the shares underlying the options are considered “prescribed” shares (which should be the case). For the purpose of determining the value of the New RSUs, to calculate the amount to be withheld for taxes upon the exchange, we will use the fair market value of our shares at the time of the exchange.

For example, if our shares have a value of $4 per share at the time of the exchange and you receive 541 shares, you will be subject to tax withholding on $1,082 (assuming the 50% exemption applies) converted into Canadian dollars. If you tax rate is 35%, we will withhold the Canadian equivalent of $378.70 from your next paycheck following the exchange.

Please note that, if you are no longer providing service to Intellon before the New RSUs received in the exchange vest and, therefore, the New RSUs are forfeited, you likely will not be entitled to a refund of the amount on which you paid tax at the time of the exchange. However, you should realize a capital loss from the disposition of your right to receive the New RSUs and should be able to offset one-half of this loss against any capital gain realized in the same year, the preceding three years or any subsequent year. Since you will not have any proceeds of disposition, the amount of your capital loss should be the value of the Eligible Options at the time of the exchange, which is considered your cost of receiving the right to the New RSUs.

You should note that if you do not participate in the Option Exchange Program or you elect to exchange your Eligible Options for New Options, your Eligible Options or New Options may qualify for favorable tax treatment in Canada. Please see information regarding the partial exemption and deferral discussed in the “Exercise of New Options” discussed under the Exchange of Eligible Options for New Options section of this Schedule. No such favorable tax treatment (i.e., no partial exemption or deferral) applies to New RSUs. Therefore, before you decide to participate in the Option Exchange Program and elect to exchange your Eligible Options for New RSUs, you should carefully consider the difference between how New Options and New RSUs are taxed in Canada, as well as the fact that you will be subject to tax at the time of the exchange, as described above. You are strongly advised to seek appropriate professional advice regarding your decision to exchange your Eligible Options for New RSUs.

Vesting of New RSUs

You will also be subject to income tax and CPP contributions when the New RSUs vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you at vesting, less the value of the Eligible Options exchanged for the New RSUs. The value of the Eligible Options will be calculated using standard valuation techniques (e.g., Black Scholes) with which the CRA may or may not agree. Please note that if Intellon does a net share issuance to satisfy tax withholding obligations, there could be additional tax considerations. Please consult with your personal tax advisor for more information.

Sale of Shares

When you subsequently sell any shares acquired at vesting, you will be subject to capital gains tax. The taxable amount of the capital gain will be one-half of the amount by which the sale price exceeds the total of the adjusted cost base of the shares (i.e., the value of the underlying shares when the New RSUs vested) and any brokerage costs you incurred on the sale.

One-half of any loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Withholding and Reporting

Your employer will report the income recognized at the time of the exchange of Eligible Options for New RSUs, and at vesting of the New RSUs. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which your Eligible Options are exchanged for New RSUs or your New RSUs vest.

Your employer will also withhold income tax and social insurance contributions (to the extent that you have not already exceeded the applicable contribution ceilings) on the taxable amount at the time of the exchange and at the time the New RSUs vest. Please note that your employer will withhold for taxes due upon the exchange from your paycheck. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

Other Information for Exchange of Eligible Options for New RSUs

Method of Settlement

Due to legal restrictions in Canada and notwithstanding any language in Section 8(d) to the contrary in the 2007 Plan, the grant of New RSUs does not provide any right for you to receive a cash payment and the New RSUs will be settled in shares of Intellon common stock only.

SCHEDULE B

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

CHINA (PRC)

The following is a discussion of the material tax and legal consequences of participating in the exchange of Eligible Options and the grant of New Options pursuant to the Option Exchange Program for eligible employees subject to tax in China (PRC). This discussion is based on the law in effect in China (PRC) as of April 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time of the replacement grant date, you exercise the New Options or you sell shares acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you.

You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China (PRC) apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options and Sale of Shares

Due to legal restrictions in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired upon exercise of the New Options and you will not be permitted to hold any shares after exercise. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, minus any applicable income tax and brokerage fees.

You will be subject to income tax but you likely will not be subject to social insurance contributions when you exercise the New Options and the shares are immediately sold. The taxable amount will be based on the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise or sell your New Options. If social insurance contributions are due on your New Options, your employer may also be required to withhold social insurance contributions. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional taxes.

Other Information for Exchange of Eligible Options for New Options

Exchange Control Requirements

You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the immediate sale of the shares upon exercise of the options to China. You further understand that, under applicable laws, such repatriation of your cash proceeds may need to be effectuated through a special exchange control account established by Intellon, or its subsidiaries or the employer, and you hereby consent and agree that any proceeds from the sale of any shares you acquire may be transferred to such special account prior to being delivered to you. You also understand that Intellon will deliver the proceeds to you as soon as possible, but there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at Intellon’s discretion. If the proceeds are paid to you in U.S. dollars,

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you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, Intellon is under no obligation to secure any particular exchange conversion rate and Intellon may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by Intellon in the future in order to facilitate compliance with exchange control requirements in China.

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SCHEDULE C

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

GERMANY

The following is a discussion of the material tax and legal consequences of participating in the exchange of Eligible Options and the grant of New Options or, in the alternative, the exchange of Eligible Options and the grant of New RSUs, depending on your election, pursuant to the Option Exchange Program, for eligible employees subject to tax in Germany. This discussion is based on the law in effect in Germany as of April 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time of the replacement grant date, you exercise the New Options, your New RSUs vest or you sell shares acquired at exercise of the New Options or settlement of your New RSUs.

Please note that pursuant to the terms of the Exchange Offer and your voluntary election to participate in the Option Exchange Program and the 2007 Plan, you may only elect to exchange your Eligible Options for New Options or exchange your Eligible Options for New RSUs, but you may not obtain, in any circumstance, a combination of New Options and New RSUs in the exchange of your Eligible Options. Accordingly, only the tax consequences pertaining to the award of New Options or New RSUs, depending on your election under Option Exchange Program, will be applicable to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you.

You are strongly advised to seek appropriate professional advice regarding your participation in the Option Exchange Program and the legal and tax consequences of your election of the award (New Options or New RSUs) to be received in the exchange of your Eligible Options. Further, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You likely will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to a solidarity surcharge and church tax, if applicable, on your income tax liability.

You may be able to deduct €360 from the spread per calendar year for broad-based grants pursuant to Section 3 No. 39 and Section 19a of the German Income Tax Act (Einkommensteuergesetz). You should consult your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax at a flat rate (plus a solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of Intellon’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.

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Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the New Options. You are responsible for including any benefits realized under the 2007 Plan in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. It is also your responsibility to report and pay any tax resulting from the sale of your shares.

Exchange of Eligible Options for New RSUs

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceilings) when the New RSUs vest and shares are issued to you. The taxable amount will be the fair market value of shares at vesting.

Sale of Shares

When you sell the shares acquired upon vesting of the New RSUs, you will be subject to capital gains tax at a flat rate (plus a solidarity surcharge and church tax, if applicable), provided you do not own 1% or more of Intellon’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when your New RSUs vest and shares are issued to you. You are responsible for including any benefits realized under the 2007 Plan in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. It is also your responsibility to report and pay any tax resulting from the sale of your shares.

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SCHEDULE D

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

TAIWAN

The following is a discussion of the material tax and legal consequences of participating in the exchange of Eligible Options and the grant of New Options or, in the alternative, the exchange of Eligible Options and the grant of New RSUs, depending on your election, pursuant to the Option Exchange Program, for eligible employees subject to tax in Taiwan. This discussion is based on the law in effect in Taiwan as of April 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time of the replacement grant date, you exercise the New Options, your New RSUs vest or you sell shares acquired at exercise of the New Options or settlement of your New RSUs.

Please note that pursuant to the terms of the Exchange Offer and your voluntary election to participate in the Option Exchange Program and the 2007 Plan, you may only elect to exchange your Eligible Options for New Options or exchange your Eligible Options for New RSUs, but you may not obtain, in any circumstance, a combination of New Options and New RSUs in the exchange of your Eligible Options. Accordingly, only the tax consequences pertaining to the award of New Options or the New RSUs, depending on your election under Option Exchange Program, will be applicable to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you.

You are strongly advised to seek appropriate professional advice regarding your participation in the Option Exchange Program and the legal and tax consequences of your election of the award (New Options or New RSUs) to be received in the exchange of your Eligible Options. Further, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax but you will not be subject to social insurance contributions. You will be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to tax. However, as of January 1, 2010, any income you derive from the sale of your shares (i.e., income from foreign sources) may be included as part of your basic income for purposes of calculating your alternative minimum tax (“AMT”) liability under the new AMT regime.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise or sell the New Options. However, your employer is required to file a non-withholding statement with the tax authorities when you exercise the New Options. A copy of the non-withholding statement will be issued to you. You are responsible for reporting and paying any tax resulting from the exercise and the sale of shares. You must file your annual tax return by May 31 of the year following the year in which you exercised the New Options.

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Exchange of Eligible Options for New RSUs

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax but not social insurance contributions when the New RSUs vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you sell the shares acquired upon vesting of the New RSUs, you will not be subject to tax. However, as of January 1, 2010, any income you derive from the sale of your shares (i.e., income from foreign sources) may be included as part of your basic income for purposes of calculating your alternative minimum tax (“AMT”) liability under the new AMT regime.

Withholding and Reporting

Your employer is not required to withhold income tax when your New RSUs vest or you sell the shares acquired upon vesting. However, your employer may be required to file a non-withholding statement with the tax authorities when your New RSUs vest. A copy of the non-withholding statement will be issued to you. You are responsible for reporting and paying any tax resulting from the vesting of your New RSUs and the sale of shares. You must file your annual tax return by May 31 of the year following the year in which the New RSUs vested.

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SCHEDULE E

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES

UNITED KINGDOM

The following is a discussion of the material tax and legal consequences of participating in the exchange of Eligible Options and the grant of New Options or, in the alternative, the exchange of Eligible Options and the grant of New RSUs, depending on your election, pursuant to the Option Exchange Program, for eligible employees subject to tax in the United Kingdom. This discussion is based on the law in effect in the United Kingdom as of April 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time of the replacement grant date, you exercise the New Options, your New RSUs vest or you sell shares acquired at exercise of the New Options or settlement of your New RSUs.

Please note that pursuant to the terms of the Exchange Offer and your voluntary election to participate in the Option Exchange Program and the 2007 Plan, you may only elect to exchange your Eligible Options for New Options or exchange your Eligible Options for New RSUs, but you may not obtain, in any circumstance, a combination of New Options and New RSUs in the exchange of your Eligible Options. Accordingly, only the tax consequences pertaining to the award of New Options or the New RSUs, depending on your election under the Option Exchange Program, will be applicable to you.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you.

You are strongly advised to seek appropriate professional advice regarding your participation in the Option Exchange Program and the legal and tax consequences of your election of the award (New Options or New RSUs) to be received in the exchange of your Eligible Options. Further, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

The summary below applies to employees resident and ordinarily resident in the United Kingdom at the time of the replacement grant date.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and employee national insurance contributions (“NICs”). You will be taxed on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax at a flat rate of 18%. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished. However, you will only be subject to capital gains tax in any tax year if your capital gain exceeds your annual personal exemption.

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Furthermore, if you acquire other shares in Intellon, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.

Withholding and Reporting

Your employer will calculate the income tax and NICs due on exercise of the New Options and account for these amounts to Her Majesty’s Revenue and Customs (“HMRC”) on your behalf. If, for any reason, your employer is unable to withhold the income tax under the Pay As You Earn (“PAYE”) system or by another method permitted in the applicable Terms and Conditions of Stock Option Grant, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the New Options. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the exercise date and assuming you are not a director or executive officer of Intellon (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will be deemed to have received a loan from your employer in the amount of the income tax due, effective as of the exercise date. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in the Terms and Conditions of Stock Option Grant.

Your employer is also required to report the details of the exchange of the Eligible Options, the grant and exercise of the New Options, the acquisition of shares and any tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income resulting from the exercise of the New Options, and the sale of your shares, on your annual tax return. You are also responsible for paying any tax resulting from the receipts of any sale of your shares.

Exchange of Eligible Options for New RSUs

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

You will be subject to income tax and employee national insurance contributions (“NICs”) when the New RSUs vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you.

Sale of Shares

When you sell the shares acquired upon vesting of the New RSUs, you will be subject to capital gains tax at a flat rate of 18%. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares on the date of vesting. Please note that, effective April 6, 2008, taper relief was abolished. However, you will only be subject to capital gains tax in any tax year if your capital gain exceeds your annual personal exemption.

Furthermore, if you acquire other shares in Intellon, you must take into account the share identification rules in calculating your capital gains liability.

Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.

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Withholding and Reporting

Your employer will calculate the income tax and NICs due upon vesting of the New RSUs and account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the PAYE system or by another method permitted in the applicable Terms and Conditions of Restricted Stock Unit Grant, you must reimburse your employer for the tax paid within 90 days of the date the New RSUs vested. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the vest date and assuming you are not a director or executive officer of Intellon (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will be deemed to have received a loan from your employer in the amount of the income tax due, effective as of the vest date. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in your RSU agreement.

Your employer is also required to report the details of the exchange of the Eligible Options, the grant and vesting of the New RSUs, the acquisition of shares and any tax withheld on its annual tax returns filed with HMRC.

In addition to your employer’s reporting obligations, you are responsible for reporting any income acquired upon vesting of the New RSUs, and the sale of your shares, on your annual tax return. You are also responsible for paying any tax resulting from the receipts of any sale of your shares.

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